                                                                    EXHIBIT 2.1


                       AGREEMENT AND PLAN OF MERGER


                                  BETWEEN


                         PINNACLE BANC GROUP, INC.

                                    AND

                      OLD KENT FINANCIAL CORPORATION



                        Dated as of March 18, 1999

































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                             TABLE OF CONTENTS
                                                                            PAGE

     ARTICLE I - THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . .1
          1.1  MERGER OF PINNACLE WITH AND INTO OLD KENT. . . . . . . . . . . .1
          1.2  THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .2
          1.3  EFFECTIVE TIME OF THE MERGER . . . . . . . . . . . . . . . . . .2
          1.4  ADDITIONAL ACTIONS . . . . . . . . . . . . . . . . . . . . . . .2
          1.5  SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . . .2
          1.6  BANK CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . . .3

     ARTICLE II - CONVERSION AND EXCHANGE OF SHARES . . . . . . . . . . . . . .3
          2.1  CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . .3
          2.2  UPSET PROVISION. . . . . . . . . . . . . . . . . . . . . . . . .4
          2.3  ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .6
          2.4  CESSATION OF SHAREHOLDER STATUS. . . . . . . . . . . . . . . . .8
          2.5  SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT
               COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . .8
          2.6  NO FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . .9
          2.7  STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .9

     ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . 10
          3.1  AUTHORIZATION, NO CONFLICTS, ETC.. . . . . . . . . . . . . . . 10
          3.2  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . 11
          3.3  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . 12
          3.4  CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 12
          3.5  OLD KENT COMMON STOCK. . . . . . . . . . . . . . . . . . . . . 13
          3.6  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . 13
          3.7  ABSENCE OF UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . 14
          3.8  ABSENCE OF MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . 14
          3.9  ABSENCE OF LITIGATION. . . . . . . . . . . . . . . . . . . . . 14
          3.10  REGULATORY FILINGS. . . . . . . . . . . . . . . . . . . . . . 14
          3.11  REGISTRATION STATEMENT, ETC.. . . . . . . . . . . . . . . . . 14
          3.12  INVESTMENT BANKERS AND BROKERS. . . . . . . . . . . . . . . . 15
          3.13  ACCOUNTING AND TAX TREATMENT. . . . . . . . . . . . . . . . . 15
          3.14  AGREEMENTS WITH BANK REGULATORS . . . . . . . . . . . . . . . 15
          3.15  EVENTS SINCE DECEMBER 31, 1998. . . . . . . . . . . . . . . . 16
          3.16  RESERVE FOR LOAN LOSSES . . . . . . . . . . . . . . . . . . . 16
          3.17  PUBLIC COMMUNICATIONS; SECURITIES OFFERING. . . . . . . . . . 16
          3.18  YEAR 2000 COMPLIANCE. . . . . . . . . . . . . . . . . . . . . 16
          3.19  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . . 16

     ARTICLE IV - PINNACLE'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . 16
          4.1  AUTHORIZATION, NO CONFLICTS, ETC.. . . . . . . . . . . . . . . 17
          4.2  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . 18
          4.3  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . 18
          4.4  CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 19
          4.5  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . 19

                                      -i-

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          4.6  ABSENCE OF UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . 20
          4.7  ABSENCE OF MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . 20
          4.8  ABSENCE OF LITIGATION. . . . . . . . . . . . . . . . . . . . . 20
          4.9  NO INDEMNIFICATION CLAIMS. . . . . . . . . . . . . . . . . . . 21
          4.10  CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . 21
          4.11  CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          4.12   REGULATORY FILINGS . . . . . . . . . . . . . . . . . . . . . 21
          4.13  REGISTRATION STATEMENT, ETC.. . . . . . . . . . . . . . . . . 22
          4.14  AGREEMENTS WITH BANK REGULATORS . . . . . . . . . . . . . . . 22
          4.15  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 22
          4.16  TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . 24
          4.17  CONDITION OF REAL PROPERTY. . . . . . . . . . . . . . . . . . 24
          4.18  REAL AND PERSONAL PROPERTY LEASES . . . . . . . . . . . . . . 25
          4.20  REQUIRED LICENSES, PERMITS, ETC.. . . . . . . . . . . . . . . 25
          4.21  DATA PROCESSING AND OTHER MATERIAL CONTRACTS. . . . . . . . . 26
          4.22  CERTAIN EMPLOYMENT MATTERS. . . . . . . . . . . . . . . . . . 26
          4.23  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . 27
          4.24  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . 29
          4.25  DUTIES AS FIDUCIARY . . . . . . . . . . . . . . . . . . . . . 30
          4.26  INVESTMENT BANKERS AND BROKERS. . . . . . . . . . . . . . . . 31
          4.27  FAIRNESS OPINION. . . . . . . . . . . . . . . . . . . . . . . 31
          4.28  PINNACLE-RELATED PERSONS. . . . . . . . . . . . . . . . . . . 31
          4.29  CHANGE IN BUSINESS RELATIONSHIPS. . . . . . . . . . . . . . . 31
          4.30  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          4.31  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . 32
          4.32  LOAN GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . 32
          4.33  EVENTS SINCE DECEMBER 31, 1998. . . . . . . . . . . . . . . . 32
          4.34  RESERVE FOR LOAN LOSSES . . . . . . . . . . . . . . . . . . . 33
          4.35  LOAN ORIGINATION AND SERVICING. . . . . . . . . . . . . . . . 33
          4.36  PUBLIC COMMUNICATIONS; SECURITIES OFFERING. . . . . . . . . . 33
          4.37  NO INSIDER TRADING. . . . . . . . . . . . . . . . . . . . . . 33
          4.38  YEAR 2000 COMPLIANCE. . . . . . . . . . . . . . . . . . . . . 34
          4.39  SUBSIDIARIES AND JOINT VENTURES . . . . . . . . . . . . . . . 34
          4.40  ACCOUNTING AND TAX TREATMENT. . . . . . . . . . . . . . . . . 34
          4.41  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . . 34

     ARTICLE V - COVENANTS PENDING CLOSING. . . . . . . . . . . . . . . . . . 35
          5.1  DISCLOSURE STATEMENTS; ADDITIONAL INFORMATION. . . . . . . . . 35
          5.2  CHANGES AFFECTING REPRESENTATIONS. . . . . . . . . . . . . . . 35
          5.3  PINNACLE'S CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. . . 36
          5.4  APPROVAL OF PLAN OF MERGER . . . . . . . . . . . . . . . . . . 39
          5.5  REGULAR DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . 40
          5.6  DATA PROCESSING AND RELATED CONTRACTS. . . . . . . . . . . . . 40
          5.7  AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULE 40
          5.8  INDEMNIFICATION AND INSURANCE. . . . . . . . . . . . . . . . . 41
          5.9  EXCLUSIVE COMMITMENT . . . . . . . . . . . . . . . . . . . . . 42
          5.10  REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . . 43
          5.11  OTHER FILINGS . . . . . . . . . . . . . . . . . . . . . . . . 43

                                      -ii-

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          5.12  MISCELLANEOUS AGREEMENTS AND CONSENTS . . . . . . . . . . . . 43
          5.13  ACCESS AND INVESTIGATION. . . . . . . . . . . . . . . . . . . 43
          5.14  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . 44
          5.15  ENVIRONMENTAL INVESTIGATION . . . . . . . . . . . . . . . . . 45
          5.16  EMPLOYMENT AMENDMENTS . . . . . . . . . . . . . . . . . . . . 46
          5.17  TERMINATION OF PROFIT SHARING AND 401(K) PLAN . . . . . . . . 46
          5.18  ACCOUNTING AND TAX TREATMENT. . . . . . . . . . . . . . . . . 46
          5.19  PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . 46

     ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS. . . . . . . 46
          6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.. . . . . . . . 46
          6.2  OPINION OF LEGAL COUNSEL . . . . . . . . . . . . . . . . . . . 47
          6.3  REQUIRED REGULATORY APPROVALS. . . . . . . . . . . . . . . . . 47
          6.4  SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . 47
          6.5  ORDER, DECREE, ETC.. . . . . . . . . . . . . . . . . . . . . . 47
          6.6  PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 47
          6.7  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 47
          6.8  REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . 48
          6.9  CERTIFICATE AS TO OUTSTANDING SHARES . . . . . . . . . . . . . 48
          6.10  CHANGE OF CONTROL WAIVERS . . . . . . . . . . . . . . . . . . 48
          6.11  POOLING ASSURANCES. . . . . . . . . . . . . . . . . . . . . . 48

     ARTICLE VII - CONDITIONS PRECEDENT TO PINNACLE'S OBLIGATIONS . . . . . . 49
          7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.. . . . . . . . 49
          7.2  OPINION OF LEGAL COUNSEL . . . . . . . . . . . . . . . . . . . 49
          7.3  REQUIRED REGULATORY APPROVALS. . . . . . . . . . . . . . . . . 49
          7.4  SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . 49
          7.5  ORDER, DECREE, ETC.. . . . . . . . . . . . . . . . . . . . . . 49
          7.6  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 50
          7.7  REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . 50
          7.8  FAIRNESS OPINION . . . . . . . . . . . . . . . . . . . . . . . 50
          7.9   LISTING OF SHARES . . . . . . . . . . . . . . . . . . . . . . 50
          7.10  EXCHANGE AGENT CERTIFICATE. . . . . . . . . . . . . . . . . . 50

     ARTICLE VIII - ABANDONMENT OF MERGER . . . . . . . . . . . . . . . . . . 51
          8.1  MUTUAL ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . 51
          8.2  UPSET DATE . . . . . . . . . . . . . . . . . . . . . . . . . . 51
          8.3  OLD KENT'S RIGHTS TO TERMINATE . . . . . . . . . . . . . . . . 51
          8.4  PINNACLE'S RIGHTS TO TERMINATE . . . . . . . . . . . . . . . . 52
          8.5  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . 52

     ARTICLE IX - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 53
          9.1  "MATERIAL ADVERSE EFFECT" DEFINED. . . . . . . . . . . . . . . 53
          9.2  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS . . 53
          9.3  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          9.4  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          9.5  SPECIFIC ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . 54
          9.6  JURISDICTION; VENUE; JURY. . . . . . . . . . . . . . . . . . . 54

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          9.7  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
          9.8  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
          9.9  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 55
          9.10  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 55
          9.11  THIRD PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . . 55
          9.12  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . 55
          9.13  FURTHER ASSURANCES; PRIVILEGES. . . . . . . . . . . . . . . . 55
          9.14  HEADINGS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . 55
          9.15  CALCULATION OF DATES AND DEADLINES. . . . . . . . . . . . . . 56
          9.16  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 56

DEFINITIONS

AMEX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
BANK CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
BANK CONSOLIDATION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . 3
BUSINESS COMBINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
CALL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
CERTIFICATES OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
CONSTITUENT CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
DESIGNATED CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
DLJ. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
EMPLOYEE BENEFIT PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
EMPLOYMENT AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
EMPLOYMENT-RELATED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .26
ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
ENVIRONMENTAL RISK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
EX-DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
EXCHANGE ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
EXCHANGE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
EXCHANGE RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
FDIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
FEDERAL BANK HOLDING COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . .11
FEDERAL RESERVE BOARD. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
FIB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
FIDUCIARY EVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
FINAL INDEX PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
FINAL OLD KENT PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
FLOOR OLD KENT PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
HAZARDOUS SUBSTANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
ILLINOIS ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ILLINOIS BANK ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
ILLINOIS BANK HOLDING COMPANY ACT. . . . . . . . . . . . . . . . . . . . . . .11
ILLINOIS COMMISSIONER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
INDEX COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
INITIAL INDEX DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
INITIAL INDEX PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
INITIAL OLD KENT PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
INSURANCE AMOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
INTERNAL REVENUE CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
MATERIAL ADVERSE EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . .53
MERGER.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
MICHIGAN ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
MICHIGAN BANKING CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
NASDAQ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
NOTIFYING PARTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
OLD CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
OLD KENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OLD KENT COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
OLD KENT DISCLOSURE STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . .10
OLD KENT RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
OLD KENT RIGHTS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .12
OLD KENT'S FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .13
OPTION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OPTION PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
OPTION PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
PHASE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
PHASE II AND III WORK. . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
PINNACLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
PINNACLE AFFILIATE AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .40
PINNACLE BANK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
PINNACLE BANKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
PINNACLE COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
PINNACLE DISCLOSURE STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . .16
PINNACLE RETIREMENT PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . .38
PINNACLE'S FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . .20
PINNACLE'S LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
PINNACLE'S REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . .24
PINNACLE'S REPRESENTATIVES . . . . . . . . . . . . . . . . . . . . . . . . . .31
PINNACLE-RELATED PERSON. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
PRICING PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
PROSPECTUS AND PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . .15
REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
SECURITIES ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
SHAREHOLDERS' MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
STOCK DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SUPERIOR PROPOSAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
TRANSACTION DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
UNEXERCISED OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
UNEXERCISED OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
UPSET CONDITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
YEAR 2000 ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
YEAR 2000 PROBLEM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
YEAR 2000 READY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

EXHIBITS

     A  ---   Form of Stock Option Agreement . . . . . . . . . . . . . . . .A-1
     B  ---   Index Companies  . . . . . . . . . . . . . . . . . . . . . . .B-1
     C  ---   Form of Disclosure Statement . . . . . . . . . . . . . . . . .C-1
     D  ---   Schedule of Additional Information . . . . . . . . . . . . . .D-1
     E  ---   Form of Pinnacle's Affiliate Agreement . . . . . . . . . . . .E-1
     F  ---   Form of Pinnacle's Counsel's Legal Opinion . . . . . . . . . .F-1
     G  ---   Form of Old Kent's Counsel's Legal Opinion . . . . . . . . . .G-1
     H  ---   Designated Contracts . . . . . . . . . . . . . . . . . . . . .H-1

                       AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "PLAN OF MERGER") is made as of March 18, 1999, between Pinnacle Banc Group, Inc., an Illinois corporation, headquartered at 2215 York Road, Suite 306, Oak Brook, Illinois 60523 ("PINNACLE"), and Old Kent Financial Corporation, a Michigan corporation, headquartered at 111 Lyon Street, N.W., Grand Rapids, Michigan 49503 ("OLD KENT").

     Old Kent and Pinnacle desire that Pinnacle and its subsidiaries become affiliated with Old Kent. The affiliation would be effected through the merger of Pinnacle with and into Old Kent in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "MICHIGAN ACT"), and the Illinois Business Corporation Act of 1983, as amended (the "ILLINOIS ACT"). The transactions contemplated by, and described in, this Plan of Merger are referred to as the "MERGER." Simultaneously with or as soon as reasonably practical following the consummation of the Merger, Pinnacle's wholly owned subsidiaries, Pinnacle Bank, Cicero, Illinois, and Pinnacle Bank of the Quad-Cities, Silvis, Illinois (each a "PINNACLE BANK" and, together, the "PINNACLE BANKS"), will be consolidated with and into Old Kent's wholly owned subsidiary, Old Kent Bank.

     It is intended that, for federal tax purposes, the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"). It is also intended that, for accounting and financial reporting purposes, the Merger shall be accounted for as a pooling-of-interests.

     As a condition to, and concurrently with the execution of, this Plan of Merger, Pinnacle and Old Kent are entering into a Stock Option Agreement attached as EXHIBIT A (the "OPTION AGREEMENT").

     In consideration of the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                        ARTICLE I - THE TRANSACTION

     Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

     1.1 MERGER OF PINNACLE WITH AND INTO OLD KENT. At the Effective Time, Pinnacle shall be merged with and into Old Kent. Pinnacle and Old Kent are each sometimes referred to as a "CONSTITUENT CORPORATION" prior to the Merger. At the Effective Time, the Constituent Corporations shall become a single corporation, which shall be Old Kent (the "SURVIVING CORPORATION"). The effect of the Merger upon each of the Constituent

Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act and Chapter 805, Act 5, Article 11 of the Illinois Act with respect to the merger of domestic and foreign corporations, where the surviving corporation will be subject to the laws of the State of Michigan.

     1.2 THE CLOSING. The "CLOSING" for the Merger shall be held at such time, date, and location as may be mutually agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on the earliest date specified by either party upon ten business days' written notice (or at the election of Old Kent, on the last business day of the month) after the last to occur of the following events: (a) receipt of all consents and approvals of government regulatory authorities, and the expiration of all related statutory waiting periods, legally required to consummate the Merger; and (b) approval of this Plan of Merger by Pinnacle's shareholders. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Old Kent or Pinnacle as set forth in Articles VI and VII, respectively. Upon completion of the Closing, Pinnacle and Old Kent shall each execute and file the certificate of merger as required by the Michigan Act and the articles of merger as required by the Illinois Act to effect the Merger (together, the "CERTIFICATES OF MERGER").

     1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated following the Closing by filing the Certificates of Merger in the manner required by law. The "EFFECTIVE TIME" of the Merger shall be as of the time and date to be elected by Old Kent and specified in the Certificates of Merger, but not later than the first business day of the month next following the month in which the Closing occurs.

     1.4 ADDITIONAL ACTIONS. At any time after the Effective Time, the Surviving Corporation may determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of Pinnacle acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. Pinnacle hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This irrevocable power of attorney shall only be operative following the Effective Time. The proper officers and directors of the Surviving Corporation shall be fully authorized in the name of Pinnacle to take any and all such action contemplated by this Plan of Merger.

     1.5 SURVIVING CORPORATION. Immediately after the Effective Time, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

               1.5.1 NAME. The name of the Surviving Corporation shall be "Old Kent Financial Corporation."

               1.5.2 ARTICLES OF INCORPORATION. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Old Kent as in effect immediately prior to the Effective Time, without change.

               1.5.3 BYLAWS. The bylaws of the Surviving Corporation shall be the bylaws of Old Kent as in effect immediately prior to the Effective Time, without change.

               1.5.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of Old Kent immediately prior to the Effective Time.

               1.5.5 OFFICERS. The officers of the Surviving Corporation shall be the same as the officers of Old Kent immediately prior to the Effective Time.

     1.6 BANK CONSOLIDATION. After the Effective Time, Old Kent intends to consolidate the Pinnacle Banks with and into Old Kent Bank resulting in a single Michigan banking corporation, which shall be Old Kent Bank (the "BANK CONSOLIDATION"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "BANK CONSOLIDATION AGREEMENT"), in the form required by the Michigan Banking Code of 1969, as amended (the "MICHIGAN BANKING CODE"), and by other applicable laws, containing terms and conditions, not inconsistent with this Plan of Merger, as determined by Old Kent Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Old Kent. To obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Pinnacle and each Pinnacle Bank shall approve, adopt, execute, and deliver the Bank Consolidation Agreement and take other reasonably required or convenient steps prior to the Effective Time to effect the Bank Consolidation.


              ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

     Subject to the terms and conditions of this Plan of Merger and as a result of the Merger, all Common Stock, $3.12 par value per share, of Pinnacle ("PINNACLE COMMON STOCK") shall be converted into Common Stock, $1 par value per share, of Old Kent ("OLD KENT COMMON STOCK") as follows:

     2.1  CONVERSION OF SHARES.  As of the Effective Time:

               2.1.1 CONVERSION OF PINNACLE COMMON STOCK. Except as provided below, each share of Pinnacle Common Stock outstanding immediately prior to the Effective Time shall be converted into .717 (the
     "EXCHANGE RATIO") shares of validly issued, fully paid, and nonassessable Old Kent Common Stock.

               2.1.2 OLD KENT RIGHTS. Each share of Old Kent Common Stock to be issued in the Merger shall have attached to it the number of "Old
     Kent Rights" issuable pursuant to the "Old Kent Rights Agreement" (as those terms are defined in Section 3.4.1) that are attached to each issued and outstanding share of Old Kent Common Stock at the Effective Time, provided that the Old Kent Rights are not then separately transferable.

               2.1.3 NO CONVERSION OF OLD KENT COMMON STOCK. Each share of Old Kent Common Stock and each Old Kent Right outstanding immediately prior to the Effective Time shall continue to be outstanding without any change. Each shareholder of Old Kent whose shares were outstanding immediately before the Effective Time will hold the same number of shares of the Surviving Corporation, with identical designations, preferences, limitations, and relative rights, immediately after the Effective Time.

               2.1.4 STOCK HELD BY OLD KENT. Each share of Pinnacle Common Stock, if any, held by Old Kent or any of its subsidiaries for its own account, and not in a fiduciary or representative capacity for a person other than Old Kent or any of its subsidiaries, shall be canceled and no consideration shall be issuable or payable with respect to any such share.

               2.1.5 TREASURY SHARES. Each share of Pinnacle Common Stock held by Pinnacle as a treasury share, if any, shall be canceled and no Old
     Kent Common Stock or other consideration shall be issuable or payable with respect to any such share.

               2.1.6  DISSENTING SHARES.  Each outstanding share of Pinnacle
     Common Stock as to which a legally sufficient demand has been made in accordance with Section 5/11.70 of the Illinois Act and which was not voted in favor of approval of the Plan of Merger (each a "DISSENTING SHARE") shall, after the Effective Time of the Merger, represent only the rights of a dissenting shareholder under the Illinois Act, including the right to obtain payment for the estimated fair value of those shares, plus accrued interest, as provided under the Illinois Act. A Dissenting Share shall not be converted into, or represent, a right to receive Old Kent Common Stock as provided under this Plan of
     Merger.   Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions. All payments in respect of Dissenting Shares shall be from funds of Old Kent and not from the acquired assets of Pinnacle. If, however, the holder of such a Dissenting Share fails to properly perfect, effectively withdraws, waives or loses, or otherwise becomes ineligible to exercise a dissenting shareholder's rights under the Illinois Act, then at that time the Dissenting Shares held by that shareholder shall be converted into Old Kent Common Stock as provided in this Section 2.1 (CONVERSION OF SHARES).

               2.1.7 PINNACLE COMMON STOCK NO LONGER OUTSTANDING. Each share of Pinnacle Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time, no longer be outstanding and shall represent only the right to receive shares of Old Kent Common Stock as provided in this Plan of Merger, together with any dividends and other distributions payable as provided in
     Section 2.5.4 (DIVIDENDS PENDING SURRENDER), but subject to the payment of cash in lieu of fractional shares as provided in
     Section 2.6 (NO FRACTIONAL SHARES).

     2.2  UPSET PROVISION.  After a Closing is properly called pursuant to
Section 1.2 (THE CLOSING), Pinnacle shall have the right to terminate this Plan of Merger if the "Upset Condition" then exists.

               2.2.1 UPSET CONDITION. The "UPSET CONDITION" shall exist if both of the following conditions then exist:

               (a) The Final Old Kent Price (defined below) is less than $38.25 (the "FLOOR OLD KENT PRICE"); and

               (b) The number determined by dividing the Final Old Kent Price by $45.00 (the "INITIAL OLD KENT PRICE") is less than the number obtained by subtracting (i) 0.15 from (ii) the quotient obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below).

               2.2.2 FINAL OLD KENT PRICE. The "FINAL OLD KENT PRICE" means the average of the closing prices per share of Old Kent Common Stock reported on the New York Stock Exchange ("NYSE") for the ten consecutive full trading days ending on the eleventh business day prior to the date of the Closing (the "PRICING PERIOD"), as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means.

               2.2.3 INITIAL INDEX PRICE. The "INITIAL INDEX PRICE" means the average of the closing prices per share of each of the common stocks of the Index Companies as reported on NYSE, The Nasdaq Stock Market ("NASDAQ"), or the American Stock Exchange ("AMEX") on March 18, 1999

     ("INITIAL INDEX DATE"). The Initial Index Price computed as of a recent date is presented in Exhibit B as an illustration of the method of computation, but is subject to adjustment as provided in Sections
     2.2.6 (INDEX ADJUSTMENTS).

               2.2.4 FINAL INDEX PRICE. The "FINAL INDEX PRICE" means the average of the average closing prices per share of each of the common stocks of the Index Companies as reported on NYSE, NASDAQ, or AMEX for each trading day during the Pricing Period.

               2.2.5 INDEX COMPANIES. The term "INDEX COMPANIES" refers to the companies listed on EXHIBIT B, as the list may be modified under
     Section 2.2.7 (INDEX EXCLUSIONS).

               2.2.6 INDEX ADJUSTMENTS. If any Index Company declares a stock dividend, stock split, or stock split-up (any such event being a "STOCK DISTRIBUTION") of its common stock for which the ex-dividend date, ex-split date, ex-distribution date or other comparable date
     (the "EX-DATE") occurs between the Initial Index Date and the end of the Pricing Period, then for purposes of the definitions in Section
     2.2 (UPSET PROVISION) the closing prices for such common stock as of the Initial Index Date and each date during the Pricing Period prior to the Ex-Date shall be adjusted so as to be comparable as of the Initial Index Date and throughout the Pricing Period in the same manner as is described in Section 2.3.1(a) (STOCK DIVIDENDS AND DISTRIBUTIONS) for any Stock Distribution.

               2.2.7 INDEX EXCLUSIONS. There shall be excluded from the list of Index Companies any company as to which, between the date of this Plan of Merger and the end the Pricing Period, there occurs or there is publicly announced (a) a proposed merger, acquisition, or business combination in which that company is not or will not be the survivor,
     (b) a tender offer, exchange offer, or other transaction or involving the acquisition of a majority of that company's common stock or assets, or (c) a reclassification, recapitalization, subdivision, spin-off, split-up, or combination of its common stock. If a company is excluded from the list of Index Companies, then the Initial Index Price and the Final Index Price shall be calculated as if the excluded company had not originally been included in the list of companies.

     2.3 ADJUSTMENTS. The Exchange Ratio, Floor Old Kent Price, Initial Old Kent Price, and Final Old Kent Price, and the related computations described in Sections 2.1 (CONVERSION OF SHARES) and 2.2 (UPSET PROVISION) shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events:

               2.3.1 STOCK DIVIDENDS AND DISTRIBUTIONS. If Old Kent declares a Stock Distribution of Old Kent Common Stock to its holders prior to the date of the Effective Time, then:

               (a) If the Ex-Date for the Stock Distribution occurs before the end of the Pricing Period, then the Floor Old Kent Price and the Initial Old Kent Price (and if the Ex-Date occurs during the Pricing Period, then the closing price per share of Old Kent Common Stock for each day during the Pricing Period prior to the Ex-Date) shall each be adjusted by multiplying them by that ratio
          (i) the numerator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately prior to the record date for the Stock Distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock that are outstanding immediately prior to that record date plus the additional number of shares to be issued in the Stock Distribution; and

               (b) If the record date for the Stock Distribution occurs prior to the Effective Time, then the Exchange Ratio shall be adjusted by multiplying it by that ratio (i) the numerator of which shall be the total number of shares of Old Kent Common Stock that are outstanding as of the record date for such Stock Distribution plus the additional number of shares to be issued in the Stock Distribution computed as of that record date; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock outstanding as of the Stock Distribution's record date.

               2.3.2 OTHER ACTION AFFECTING OLD KENT COMMON STOCK. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision, or combination that would substantially change the number and value of outstanding shares of Old Kent Common Stock; a distribution of warrants or rights with respect to Old Kent Common Stock; or any other transaction that would have a substantially similar effect; then the nature or amount of the consideration to be received by the shareholders of Pinnacle in exchange for their shares of Pinnacle Common Stock and the Exchange Ratio shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of a reclassification of outstanding shares of Old Kent Common Stock or a consolidation or merger of Old Kent with or into another corporation, other than a merger in which Old Kent is the surviving corporation and which merger does not result in any reclassification of Old Kent Common Stock, holders of Pinnacle Common Stock would receive, in lieu of each share of Old Kent Common Stock to be issued in exchange for Pinnacle Common Stock based on the Exchange Ratio, the kind and amount of shares of

     Old Kent stock, other securities, money, and/or property receivable upon such reclassification, consolidation, or merger by holders of Old Kent Common Stock with respect to each share of Old Kent Common Stock outstanding immediately prior to such reclassification, consolidation, or merger.

               2.3.3 EMPLOYEE STOCK OPTIONS, ETC. Notwithstanding any other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock pursuant to Old Kent's dividend reinvestment plan, pursuant to the exercise of stock options under stock option plans of Old Kent, or upon the grant or sale of shares or rights to receive shares to, or for the account of, Old Kent directors or employees pursuant to restricted stock, deferred stock compensation, thrift, employee stock purchase, and other compensation benefit plans of Old Kent.

               2.3.4 AUTHORIZED BUT UNISSUED SHARES. Notwithstanding the other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets as authorized by the board of directors of Old Kent or a duly authorized committee of the board.

               2.3.5 CHANGES IN CAPITAL. Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section, nothing contained in this Plan of Merger shall preclude Old
     Kent from amending its restated articles of incorporation to change its capital structure or from issuing additional shares of Old Kent
     Common Stock, preferred stock, shares of other capital stock, or securities that are convertible into shares of capital stock.

               2.3.6 INCREASE IN OUTSTANDING SHARES OF PINNACLE COMMON STOCK. In the event that the number of shares of Pinnacle Common Stock outstanding is greater than 7,399,343 for any reason whatsoever
     (whether or not such increase constitutes a breach of this Plan of Merger), other than the issuance of not more than 118,000 shares upon the exercise of Pinnacle stock options identified in Section 4.4
     (CAPITAL STOCK), then the Exchange Ratio shall be adjusted by multiplying it by a fraction (i) the numerator of which shall be 7,399,343 (the total number of shares of Pinnacle Common Stock outstanding as of the date of this Plan of Merger); and (ii) the denominator of which shall be the total number of shares of Pinnacle Common Stock outstanding as of the Effective Time of the Merger, excluding not more than 118,000 shares, if any, issued after the date of this Plan of Merger upon the exercise of Pinnacle stock options identified in Section 4.4 (CAPITAL STOCK).

     2.4 CESSATION OF SHAREHOLDER STATUS. As of the Effective Time, each record holder of shares of Pinnacle Common Stock outstanding immediately prior to the Effective Time shall cease to be a shareholder of Pinnacle and shall have no rights as a Pinnacle shareholder, except to the extent provided by the Illinois Act with respect to Dissenting Shares. Except with respect to Dissenting Shares, each stock certificate representing shares of Pinnacle Common Stock ("OLD CERTIFICATES") shall then be considered to represent shares of Old Kent Common Stock and the right to receive cash in lieu of fractional shares, all as provided in this Plan of Merger.

     2.5 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK. After the Effective Time, Old Certificates shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of Old Kent Common Stock to which such holders shall be entitled in the following manner:

               2.5.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time, Old Kent shall send or cause to be sent to each record holder of Pinnacle Common Stock as of the Effective Time transmittal materials for use in exchanging that holder's Old Certificates for Old Kent Common Stock certificates. The transmittal materials will contain instructions with respect to the surrender of Old
     Certificates.

               2.5.2 EXCHANGE AGENT. On or prior to the Effective Time, Old Kent will deliver to Old Kent Bank, a Michigan banking corporation, or such other bank or trust company as Old Kent may designate (the "EXCHANGE AGENT"), certificates representing the number of shares of Old Kent Common Stock issuable and the amount of cash payable for fractional shares in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Old Kent Common Stock, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the record holders entitled to such shares.

               2.5.3 DELIVERY OF NEW CERTIFICATES. Old Kent shall cause the Exchange Agent to promptly issue and deliver stock certificates in the names and to the addresses that appear on Pinnacle's stock records as of the Effective Time, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by the Exchange Agent; PROVIDED, that with respect to each Pinnacle shareholder, the Exchange Agent shall have received all of the Old Certificates held by that shareholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and such certificates, transmittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.

               2.5.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is declared by Old Kent on Old Kent Common Stock that is payable to shareholders of record of Old Kent as of a record date on or after the date of the Effective Time, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former shareholder of Pinnacle shall be entitled to receive a distribution of any such dividend until the physical exchange of that shareholder's Old Certificates (or an affidavit of loss and indemnity bond for such certificates) for new Old Kent Common Stock certificates shall have been effected. Upon the physical exchange of that shareholder's Old Certificates (or an affidavit of loss and indemnity bond for such certificates), that shareholder shall be entitled to receive from Old Kent an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, that may have been imposed or paid thereon) declared and paid with respect to the shares of Old Kent Common Stock represented thereby.

               2.5.5 STOCK TRANSFERS. After the Effective Time, there shall be no transfers on Pinnacle's stock transfer books of the shares of Pinnacle Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates are properly presented for transfer, then they shall be canceled and exchanged for stock certificates representing shares of Old Kent Common Stock as provided in this Plan of Merger. After the Effective Time, ownership of such shares as are represented by any Old Certificates may be transferred only on the stock transfer records of Old Kent.

               2.5.6 EXCHANGE AGENT'S DISCRETION. The Exchange Agent shall have discretion to determine reasonable rules and procedures relating to the exchange (or lack thereof) of Old Certificates and the issuance and delivery of new certificates of Old Kent Common Stock into which shares of Pinnacle Common Stock are converted in the Merger and governing the payment for fractional shares of Pinnacle Common Stock.

     2.6 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no certificates or scrip representing fractional shares of Old Kent Common Stock shall be issued in the Merger upon the surrender of Old Certificates. No fractional interest in any share of Old Kent Common Stock resulting from the Merger shall be entitled to any part of a dividend, distribution, or stock split with respect to shares of Old Kent Common Stock nor entitle the record holder to vote or exercise any rights of a shareholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Certificate who would otherwise have been entitled to a fractional share of Old Kent Common Stock upon surrender of all Old Certificates for exchange shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by the Final Old Kent Price.

     2.7  STOCK OPTIONS.

               2.7.1 PLAN AMENDMENT. Prior to the Closing, Pinnacle shall amend, or cause to be amended, the Pinnacle Banc Group, Inc., 1990 Incentive Stock Option Plan (the "OPTION PLAN") for the purpose of removing those provisions of the Option Plan that provide for the automatic termination of the outstanding stock options granted by Pinnacle ("UNEXERCISED OPTIONS") pursuant to the Option Plan upon consummation of the Merger and to provide that the Unexercised Options shall become, at the Effective Time, options to purchase that number of shares of Old Kent Common Stock equal to the number of shares of Pinnacle Common Stock subject to the Unexercised Options multiplied by the Exchange Ratio, rounded to the nearest whole share.

               2.7.2 OPTION EXERCISES. The exercise price per share of Old Kent Common Stock under the option shall be equal to the exercise price per share of the Pinnacle Common Stock that was purchasable under each Unexercised Option divided by the Exchange Ratio (rounded to the nearest whole cent). In addition, each option that is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code shall be adjusted as required by Section 424 of the Internal Revenue Code and the regulations issued thereunder so as not to constitute a modification, extension or renewal of the option within the meaning of section 424 of the Internal Revenue Code. The duration and other terms and conditions of the assumed options shall be the same as the original Pinnacle options, except that any reference to Pinnacle shall be considered to be references to Old Kent.

               2.7.3 REGISTRATION. Old Kent shall use its best efforts to file as soon as possible after the Effective Time, and in no event later than 30 days after the Effective Time, and use its best efforts to maintain the effectiveness of, a registration statement with the SEC covering such options and the sale of the Old Kent Common Stock issuable upon exercise of such options so long as unexercised options remain outstanding.

               2.7.4 NO NEW OPTIONS. At the Effective Time, the Option Plan shall be terminated with respect to the granting of any additional options or option rights.

               2.7.5 NO CASH SURRENDER. In no event and at no time shall Pinnacle (including its board of directors or any committee thereof) permit or allow the holder of any outstanding stock options granted by

     Pinnacle ("UNEXERCISED OPTIONS") pursuant to the Pinnacle Banc Group, Inc., 1990 Incentive Stock Option Plan (the "OPTION PLAN") to receive cash in exchange for the cancellation of any Unexercised Option.


          ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES

     Old Kent represents and warrants to Pinnacle that, except as otherwise set forth in a disclosure statement furnished to Pinnacle by Old Kent (the "OLD KENT DISCLOSURE STATEMENT") not later than 6 p.m. on March 26, 1999:

     3.1  AUTHORIZATION, NO CONFLICTS, ETC.

               3.1.1  AUTHORIZATION OF AGREEMENT.   Old Kent has the requisite
     corporate power and authority to execute and deliver this Plan of Merger and to consummate the Merger. This Plan of Merger has been duly approved and adopted and the consummation of the Merger has been duly authorized by the board of directors of Old Kent and no other corporate proceedings on the part of Old Kent are necessary to authorize this Plan of Merger or to consummate the Merger. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Old Kent and is enforceable against Old Kent in accordance with its terms.

               3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of Old Kent's restated articles of incorporation or bylaws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Old Kent or its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 3.1.4 (REQUIRED APPROVALS).

               3.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not:

               (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Old Kent or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Old Kent or any of its subsidiaries is a party or by which they are bound or affected, the result of which would have a "Material Adverse Effect" (as defined in Section 9.1 ("MATERIAL ADVERSE EFFECT" DEFINED)) on Old Kent;

               (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Old Kent is a party or subject, or by which it is bound or affected; or

               (c) TORTIOUS INTERFERENCE. Subject Pinnacle to material liability for tortious interference with contractual rights.

               3.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Old Kent other than in connection or compliance with the provisions of the Michigan Act and the Illinois Act, compliance with federal and state securities laws, bylaws and rules of the New York Stock Exchange, and the approvals required under the Bank Holding Company Act of 1956, as amended (the "FEDERAL BANK HOLDING COMPANY ACT"), the Federal Deposit Insurance Act, as amended the ("FDIA"), the Michigan Banking Code, the Illinois Bank Holding Company Act, as amended (the "ILLINOIS BANK HOLDING COMPANY ACT"), and the Illinois Bank Act, as amended (the "ILLINOIS BANK ACT").

     3.2 ORGANIZATION AND GOOD STANDING. Old Kent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Old Kent possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Old Kent is a bank holding company duly registered as such with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the Federal Bank Holding Company Act. Old Kent is qualified or admitted to conduct business as a foreign corporation in each state in which the failure to be so qualified or admitted would have a Material Adverse Effect on Old Kent.

     3.3 SUBSIDIARIES. Old Kent owns all of the issued and outstanding shares of capital stock of Old Kent Bank free and clear of all claims, security interests, pledges, or liens of any kind. Old Kent Bank is duly organized, validly existing, and in good standing as a banking corporation under the laws of the state of Michigan.

     3.4  CAPITAL STOCK.

               3.4.1 CLASSES AND SHARES. The authorized capital stock of Old Kent consists of 325,000,000 shares divided into two classes as follows: (a) 300,000,000 shares of Old Kent Common Stock, of which, as of March 11, 1999, a total of 103,760,063 shares were validly issued and outstanding; and (b) 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock, 500,000 shares are designated Series B Preferred
     Stock, and 1,000,000 shares are designated Series C Preferred Stock, none of which preferred stock was issued and outstanding as of the date of this Plan of Merger. The 1,000,000 shares of Series C
     Preferred Stock are reserved for issuance pursuant to Series C
     Preferred Stock Purchase Rights (the "OLD KENT RIGHTS") governed by a Rights Agreement, dated as of January 20, 1997, as amended, between Old Kent and Old Kent Bank (the "OLD KENT RIGHTS AGREEMENT").

               3.4.2  NO OTHER CAPITAL STOCK.  As of the date of this Plan of
     Merger: (a) other than Old Kent Common Stock, there is no security or class of securities issued and outstanding that represents or is convertible into capital stock of Old Kent; and (b) there is no outstanding subscription, option, warrant, or right to acquire any capital stock of Old Kent, or agreement to which Old Kent is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, and except (i) the Old Kent Rights (which as of the date of this Plan of Merger are represented by and transferable only with certificates representing shares of Old Kent Common Stock); (ii) stock options awarded pursuant to stock option plans; (iii) provisions for the grant or sale of shares or the right to receive shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, stock purchase and other benefit plans; (iv) shares of Old Kent Common Stock issuable under agreements entered into in connection with mergers or acquisitions of direct or indirect subsidiaries or assets in transactions approved by the Old Kent board of directors or a committee of such board; and (v) shares of Old Kent Common Stock issuable under Old Kent's dividend reinvestment plan and employee stock purchase plans.

     .         3.4.3  ISSUANCE OF SHARES.  Between March 11, 1999, and the date of this Plan of Merger, no additional shares of capital stock have been issued by Old Kent, except as described in this Plan of Merger, and except for shares issued or issuable pursuant to (a) the exercise of employee stock options under employee stock option plans; (b) the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, stock purchase or other benefit plans; (c) the grant or sale of shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent board of directors or committee thereof; and (d) Old Kent's dividend reinvestment plan and employee stock purchase plans.

               3.4.4 VOTING RIGHTS. Neither Old Kent nor any of its subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

     3.5 OLD KENT COMMON STOCK. The shares of Old Kent Common Stock to be issued in the Merger in accordance with this Plan of Merger have been duly authorized and reserved and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

     3.6  FINANCIAL STATEMENTS.

               3.6.1 FINANCIAL STATEMENTS. The consolidated financial statements of Old Kent and its subsidiaries as of and for the each of three years ended December 31, 1996, 1997, and 1998, as reported on by Old Kent's independent accountants, including all schedules and notes relating to such statements (collectively, "OLD KENT'S FINANCIAL STATEMENTS"), fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Old Kent as of the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("GAAP") consistently applied.
     The unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for each quarter ending after the date of this Plan of Merger, until the Effective Time, including all schedules and notes relating to such statements, will be correct and complete, in all material respects.

               3.6.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

               (a) The consolidated reports of condition and income of Old Kent Bank as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Deposit Insurance Corporation ("FDIC"); and

               (b) The FR Y-9 and FR Y-6 for Old Kent and Old Kent Bank as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Reserve Board.

          All of such reports required to be filed prior to the Closing by Old Kent and/or Old Kent Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed.

     3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Old Kent's Financial Statements as of December 31, 1998, as of such date, neither Old Kent nor any of its subsidiaries had liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Old Kent.

     3.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, or business of Old Kent and its subsidiaries (and not the banking industry as a whole) that had or in the future will have a Material Adverse Effect on Old Kent. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a Material Adverse Effect on Old Kent that is not applicable to the banking industry as a whole.

     3.9 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to Old Kent's knowledge, threatened by any person, including without limitation any governmental or regulatory agency, against Old Kent or any of its subsidiaries, or the assets or business of Old Kent or any of its subsidiaries, any of which has had or in the future would have a Material Adverse Effect on Old Kent. There is no factual basis known to Old Kent that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     3.10  REGULATORY FILINGS.  In the last two years:

               3.10.1 SEC FILINGS. Old Kent has filed, and will in the future continue to file, in a timely manner all required filings with the Securities and Exchange Commission (the "SEC"), including without limitation all reports on Form 10-K and Form 10-Q;

               3.10.2 REGULATORY FILINGS. Old Kent has filed in a timely manner all other material filings with other regulatory bodies for which filings are required; and

               3.10.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11  REGISTRATION STATEMENT, ETC.

               3.11.1 "TRANSACTION DOCUMENTS." The term "TRANSACTION DOCUMENTS" shall collectively mean: (i) the registration statement to be filed by Old Kent with the SEC (the "REGISTRATION STATEMENT") in connection with the Old Kent Common Stock to be issued in the Merger;
     (ii) the prospectus and proxy statement (the "PROSPECTUS AND PROXY STATEMENT") to be mailed to Pinnacle shareholders in connection with the Shareholders' Meeting (as defined below); and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the Michigan Financial Institutions Bureau ("FIB"), the Illinois Commissioner of Banks and Real Estate ("ILLINOIS COMMISSIONER"), the states of Michigan or Illinois, or any other regulatory agency in connection with the Merger.

               3.11.2 ACCURATE INFORMATION. The information to be supplied by Old Kent for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and
     (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Shareholders' Meeting.

               3.11.3 COMPLIANCE OF FILINGS. All documents that Old Kent is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

     3.12 INVESTMENT BANKERS AND BROKERS. Old Kent has not employed any broker, finder, or investment banker in connection with the Merger. Old Kent has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

     3.13  ACCOUNTING AND TAX TREATMENT.   Neither Old Kent nor, to its
knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Old Kent and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Old Kent is aware of no reason why the Merger will fail to qualify as a reorganization under
Section 368(a) of the Internal Revenue Code.

     3.14 AGREEMENTS WITH BANK REGULATORS. Neither Old Kent nor any of Old Kent's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Old Kent been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Old Kent nor any of Old Kent's subsidiaries is required by applicable law to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, Old Kent knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) should not be obtained.

     3.15 EVENTS SINCE DECEMBER 31, 1998. Neither Old Kent nor any of Old Kent's subsidiaries has, since December 31, 1998, conducted its business other than in the ordinary course or as contemplated by this Plan of Merger.

     3.16 RESERVE FOR LOAN LOSSES. The reserve for credit losses as reflected in Old Kent's Financial Statements was (a) adequate to meet all reasonably anticipated credit losses, net of recoveries related to assets previously charged off as of those dates, and (b) consistent with GAAP and safe and sound banking practices.

     3.17 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Old Kent to Old Kent's shareholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under that they were made, not misleading.

     3.18 YEAR 2000 COMPLIANCE. Old Kent has: (i) initiated a review and assessment of all areas within the business and operations (including those affected by material suppliers and vendors) of Old Kent and each of its subsidiaries that could be adversely affected by the "YEAR 2000 PROBLEM," meaning the risk that computer applications used by Old Kent or any of its subsidiaries (or material suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999; (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable. Old Kent believes that all computer applications (including those of its material suppliers and vendors) that are material to the business and operations of Old Kent or any of its subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not have a Material Adverse Effect on Old Kent.

     3.19 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Old Kent in connection with this Plan of Merger, including the Old Kent Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


          ARTICLE IV - PINNACLE'S REPRESENTATIONS AND WARRANTIES

     Pinnacle represents and warrants to Old Kent that, except as otherwise set forth in a disclosure statement furnished to Old Kent by Pinnacle (the "PINNACLE DISCLOSURE STATEMENT") not later than 6 p.m. on March 26, 1999:

     4.1  AUTHORIZATION, NO CONFLICTS, ETC.

               4.1.1  AUTHORIZATION OF AGREEMENT.   Pinnacle has the requisite
     corporate power and authority to execute and deliver this Plan of Merger and, subject to approval and adoption by Pinnacle's shareholders, to consummate the Merger. This Plan of Merger has been duly approved and adopted and the consummation of the Merger have been duly authorized by the board of directors of Pinnacle and no other corporate proceedings on the part of Pinnacle are necessary to authorize this Plan of Merger or to consummate the Merger, subject only to approval and adoption by the shareholders of Pinnacle. This
     Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Pinnacle and is enforceable against Pinnacle in accordance with its terms.

               4.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Pinnacle, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of any provision of: (a) Pinnacle's or any of Pinnacle's subsidiaries' articles of incorporation, by-laws, or similar organization documents; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Pinnacle or any of Pinnacle's subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (REQUIRED APPROVALS).

               4.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Pinnacle, and the consummation of the Merger, do not and will not:

               (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Pinnacle or any of Pinnacle's subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Pinnacle or any of Pinnacle's subsidiaries is a party or by which they are bound or affected, the result of which would have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries;

               (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Pinnacle or any of its subsidiaries is a party or subject, or by which it is bound or affected; or

               (c) TORTIOUS INTERFERENCE. Subject Old Kent or its subsidiaries to liability for tortious interference with contractual rights.

               4.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Pinnacle other than in connection or compliance with the provisions of the Michigan Act and Illinois Act, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act, the FDIA, the Michigan Banking Code, the Illinois Bank Holding Company Act, and the Illinois Bank Act.

     4.2 ORGANIZATION AND GOOD STANDING. Pinnacle is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. Pinnacle possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Pinnacle is bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. Pinnacle is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure would not have a Material Adverse Effect on Pinnacle.

     4.3  SUBSIDIARIES.

               4.3.1 OWNERSHIP. Pinnacle owns all of the issued and outstanding shares of capital stock of each of its subsidiaries, free and clear of any claim, security interest, pledge, or lien of any kind. Each Pinnacle Bank is duly organized, validly existing, and in good standing as a bank under the laws of the state of Illinois. Each of Pinnacle's other subsidiaries (as listed in the Pinnacle Disclosure Statement) is duly incorporated, validly existing, and in good standing in its state of incorporation. Pinnacle does not have "CONTROL" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any corporation engaged in an active trade or business or that holds any significant assets other than as stated in or disclosed under this Section.

               4.3.2 RIGHTS TO CAPITAL STOCK. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement pertaining to the capital stock of any of Pinnacle's subsidiaries.

               4.3.3 QUALIFICATION AND POWER. Each of Pinnacle's subsidiaries is qualified or admitted to conduct business in each state where such qualification or admission is required except that state or those states where the failure to be so qualified or admitted would not have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries.
     Each of Pinnacle's subsidiaries has full corporate power and authority to carry on its business as and where now being conducted.

               4.3.4 DEPOSIT INSURANCE; OTHER ASSESSMENTS. Each Pinnacle Bank maintains in full force and effect deposit insurance through the Bank Insurance Fund of the FDIC. Each Pinnacle Bank has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. Each Pinnacle Bank has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

               4.3.5 NO ACQUISITION OR MERGER RESTRICTIONS. Each of the Pinnacle Banks has existed and operated under the Illinois Bank Act for more than five years and qualifies under the Illinois Bank Holding Company Act to be acquired by an out of state bank holding company, and, immediately thereafter, to be merged or consolidated with and into an out of state bank.

     4.4  CAPITAL STOCK.

               4.4.1 CLASSES AND SHARES. The authorized capital stock of Pinnacle consists of 20,000,000 shares of common stock, $3.12 par value per share, of which 7,399,343 shares are issued and outstanding as of March 18, 1999, and 369,999 shares were reserved for issuance under the Option Plan, of which options on 118,000 shares were exercisable as of the date of this Plan of Merger.

               4.4.2 NO OTHER CAPITAL STOCK. Except for the Option Agreement, there is no security or class of securities authorized or issued that represents or is convertible into capital stock of Pinnacle and, except for Unexercised Options to acquire up to 118,000 shares of Pinnacle Common Stock under the Option Plan, there is no outstanding subscription, option, warrant, or right to acquire any capital stock of Pinnacle, or agreements to which Pinnacle is a party or by which it is bound to issue capital stock. No stock option agreement issued under the Option Plan requires the payout of cash in exchange for the cancellation of such Unexercised Option.

               4.4.3 ISSUANCE OF SHARES. After the date of this Plan of Merger, the number of issued and outstanding shares of Pinnacle Common Stock is not subject to change before the Effective Time except for issuance of up to 118,000 additional shares of Pinnacle Common Stock pursuant to the exercise of Unexercised Options issued under the Option Plan.

               4.4.4 VOTING RIGHTS. Other than the shares of Pinnacle Common Stock described in this Section, neither Pinnacle nor any of Pinnacle's subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

     4.5  FINANCIAL STATEMENTS.

               4.5.1 FINANCIAL STATEMENTS. The consolidated financial statements of Pinnacle as of and for the each of three years ended December 31, 1996, 1997, and 1998, as reported on by Pinnacle's independent accountants, including all schedules and notes relating to such statements, as previously delivered to Old Kent (collectively, "PINNACLE'S FINANCIAL STATEMENTS"), fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Pinnacle as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied. The unaudited consolidated financial statements of Pinnacle and its subsidiaries as of and for each quarter ending after the date of this Plan Merger until the Effective Time, including all schedules and notes relating to such statements, will be correct and complete, in all material respects. No financial statements of any entity other than the Pinnacle Banks is required by GAAP to be included in the consolidated financial statements of Pinnacle.

               4.5.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

               (a) The consolidated reports of condition and income of each Pinnacle Bank as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the FDIC; and

               (b) The FR Y-9 and FR Y-6 for Pinnacle as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Reserve Board.

          All of such reports required to be filed prior to the Closing by Pinnacle and/or each Pinnacle Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Section are collectively referred to as the "CALL REPORTS."

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Pinnacle's Financial Statements as of December 31, 1998, neither Pinnacle nor any of Pinnacle's subsidiaries had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Pinnacle.

     4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, assets, liabilities, business, or prospects of Pinnacle (and not the banking industry as a whole) that had or in the future will have a Material Adverse Effect. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a change that would have a Material Adverse Effect on Pinnacle that is not applicable to the banking industry as a whole.

     4.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the knowledge of Pinnacle, threatened by any person, including without limitation any governmental or regulatory agency, against Pinnacle or any of Pinnacle's subsidiaries, or the assets or business of Pinnacle or any of Pinnacle's subsidiaries, any of which has had or may have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries. There is no factual basis that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     4.9 NO INDEMNIFICATION CLAIMS. To the knowledge of Pinnacle, there has been no event, action, or omission by or with respect to any director, officer, employee, trustee, agent, or other person who may be entitled to receive indemnification or reimbursement of any claim, loss, or expense under any agreement, contract, or arrangement providing for corporate indemnification or reimbursement of any such person, which is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries.

     4.10 CONDUCT OF BUSINESS. Pinnacle and each of Pinnacle's subsidiaries have conducted their respective businesses and used their respective properties in substantial compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.24.2 (ENVIRONMENTAL LAWS)); except for violations (individually or in the aggregate) that would not have a Material Adverse Effect on Pinnacle.

     4.11 CONTRACTS. There is no existing default by Pinnacle or any of Pinnacle's subsidiaries, or any other party, under any contract or agreement to which Pinnacle or any of Pinnacle's subsidiaries is a party, or by which they are bound, the result of which would have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries. Excepting any ordinary and customary banking relationships, there is no material agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument under which another party is in material default under its obligations to Pinnacle or its subsidiaries. Pinnacle is not party to any contract, agreement, arrangement, or understanding (other than ordinary and customary banking relationships) that would require Pinnacle or any of its subsidiaries to make payments or make expenditures in excess of $200,000 per year or that would require any payment to another party upon termination in excess of $50,000.

     4.12   REGULATORY FILINGS.  In the last five years:

               4.12.1 SEC FILINGS. Pinnacle has filed, and in the future will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form
     10-Q;

               4.12.2 REGULATORY FILINGS. Pinnacle has filed in a timely manner all other filings with other regulatory bodies for which filings are required; and

                4.12.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such filings complied in all material respects with all laws, regulations, forms, and guidelines applicable to such filings.

     4.13  REGISTRATION STATEMENT, ETC.

               4.13.1 ACCURATE INFORMATION. The information to be supplied by Pinnacle for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and
     (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Shareholders' Meeting.

               4.13.2 COMPLIANCE OF FILINGS. All documents that Pinnacle is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

     4.14 AGREEMENTS WITH BANK REGULATORS. Neither Pinnacle nor any of Pinnacle's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Pinnacle been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Pinnacle nor any of Pinnacle's subsidiaries is required by applicable law to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, Pinnacle knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) cannot be obtained or why the process would be materially impeded.

     4.15  TAX MATTERS.

               4.15.1 TAXES DEFINED. "TAXES" means any federal, state, county, local, or foreign taxes, charges, assessments, levies, deficiencies, or other governmental fees, charges, or amounts required to be collected, withheld, or paid to any government, agency, or political subdivision of any government in respect to any tax or governmental fee or charge, together with any penalties, additions to tax or interest, due under any applicable law, regulation, rule, or ordinance to any governmental unit or agency, including, without limitation, taxes with respect to income, profits, gross receipts, value added, AD VALOREM, employment, unemployment, withholding, backup withholding, nonresident alien withholding, social security, real property, personal property, sales, use, excise, intangibles, license, franchise, capital stock, and disability, and payments based on occupation, services rendered, real property, personal property or transfer.

               4.15.2 TAX RETURNS. Pinnacle and its subsidiaries have each duly and timely filed or delivered, and if necessary amended, all tax returns, information returns, estimates, declarations, reports, statements and other filings that are required by law, regulation, rule, or ordinance (collectively, "TAX RETURNS"). Each such Tax Return, as amended, is correct, complete and complies in all material respects with all applicable laws, regulations, rules, and ordinances. Pinnacle and its subsidiaries have each maintained all necessary and appropriate accounting records to support the positions taken on all filed Tax Returns and all exemptions from filing Tax Returns.

               4.15.3 TAX ASSESSMENTS AND PAYMENTS. All Taxes due and payable by Pinnacle and Pinnacle's subsidiaries have been paid or deposited in full as and when due, including applicable extension periods. Each of Pinnacle and Pinnacle's subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third parties. The provisions made for Taxes on Pinnacle's Financial Statements as of December 31, 1998, are sufficient for the payment of all accrued but unpaid Taxes as of the date indicated, whether or not disputed, with respect to all periods through December 31, 1998. There is no lien on any of Pinnacle's or its subsidiaries' assets or properties with respect to Taxes, except for liens for Taxes not yet due and payable.

               4.15.4 TAX AUDITS. None of the Tax Returns of Pinnacle and its subsidiaries filed for any tax year after 1989 have been audited by the Internal Revenue Service (the "IRS") or any state or local taxing authority. There is no tax audit or legal or administrative proceeding concerning the accuracy of tax or information returns or the assessment or collection of Taxes pending or, to Pinnacle's knowledge, threatened with respect to Pinnacle or its subsidiaries.

     No claim concerning the calculation, assessment or collection of taxes has been asserted with respect to Pinnacle or its subsidiaries. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of Pinnacle or its subsidiaries.

               4.15.5 TAX ACCOUNTING. Neither Pinnacle nor its subsidiaries have been required to include in income any adjustment pursuant to
     Section 481 of the Internal Revenue Code by reason of a voluntary change in accounting method initiated by Pinnacle or its subsidiaries and the IRS has not initiated or proposed any such adjustment or change in accounting method. Neither Pinnacle nor its subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Internal Revenue Code.

               4.15.6 EXCESS PARACHUTE PAYMENTS. No compensation that could be payable (whether in cash, stock, options, or other property or the vesting of property or other rights) by Pinnacle, its subsidiaries, its affiliates, or any of their respective successors under any employment, option, benefit plan, severance, termination or other compensation arrangement currently in effect is, or will be, an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code).

     4.16 TITLE TO PROPERTIES. Pinnacle and each of its subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in Pinnacle's Financial Statements as of December 31, 1998, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

               4.16.1 REFLECTED ON BALANCE SHEET. As reflected on Pinnacle's Financial Statements as of December 31, 1998;

               4.16.2 NORMAL TO BUSINESS. Liens for current Taxes not yet delinquent, and liens or encumbrances that are normal to the business of Pinnacle and that would not have a Material Adverse Effect on Pinnacle; and

               4.16.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

     4.17 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned, legally and beneficially, by Pinnacle or Pinnacle's subsidiaries, including other real estate owned ("PINNACLE'S REAL
PROPERTY"), to its knowledge:

               4.17.1 NO ENCROACHMENTS. Except for those encroachments that have been insured over by a policy of title insurance, no building or improvement to Pinnacle's Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on Pinnacle's Real Property or on any easement benefitting Pinnacle's Real Property. None of the boundaries of Pinnacle's Real Property deviates substantially from those shown on the survey of such property, if any, included with the Pinnacle Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to Pinnacle's Real Property.

               4.17.2 ZONING. Neither Pinnacle, any of Pinnacle's subsidiaries, nor Pinnacle's Real Property is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to Pinnacle's Real Property.

               4.17.3 BUILDINGS. All buildings and improvements to Pinnacle's Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

               4.17.4 NO CONDEMNATION. None of Pinnacle's Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire Pinnacle's Real Property for any governmental purpose.

     4.18 REAL AND PERSONAL PROPERTY LEASES. With respect to each lease and license pursuant to which Pinnacle or any of Pinnacle's subsidiaries, as lessee or licensee, has possession of real or personal property, excluding any personal property lease with payments of less than $25,000 per year ("PINNACLE'S LEASES"):

               4.18.1 VALID. Each of Pinnacle's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

               4.18.2 NO DEFAULT. There is no existing default under any of Pinnacle's Leases or any event that with notice or passage of time, or both, would constitute a default with respect to Pinnacle, any of Pinnacle's subsidiaries, or any other party to the contract, which default would have a Material Adverse Effect on Pinnacle.

     4.19 ASSIGNMENT. None of Pinnacle's Leases contain a prohibition against assignment by Pinnacle or any of Pinnacle's subsidiaries, by operation of law or otherwise, or any provision that would materially interfere with the possession or use of the property by Old Kent or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to Pinnacle or Pinnacle's subsidiaries prior to the Effective Time.

     4.20  REQUIRED LICENSES, PERMITS, ETC.

               4.20.1 LICENSES, PERMITS, ETC. Pinnacle and each of Pinnacle's subsidiaries hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of its business as presently conducted, the lack of which would not have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries.

               4.20.2 REGULATORY ACTION. Neither Pinnacle nor any of its subsidiaries nor any of their directors has within the last five years been charged by a regulatory authority with, or to Pinnacle's knowledge is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard applicable to Pinnacle or its subsidiaries' businesses. Neither Pinnacle nor any of its subsidiaries nor any of their directors is the subject of any pending or, to Pinnacle's knowledge, threatened proceeding by any regulatory authority having jurisdiction over the business, properties, or operations of Pinnacle or its subsidiaries.

     4.21 DATA PROCESSING AND OTHER MATERIAL CONTRACTS. Except as described in the Pinnacle Disclosure Statement:

               4.21.1 DATA PROCESSING. All material data processing contracts of Pinnacle or Pinnacle's subsidiaries are cancelable on or before December 31, 1999, without cost or penalty.

               4.21.2 CHANGE OF CONTROL. There is no agreement, contract, loan, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument under which (a) a consent or approval is required,
     (b) an assignment by operation of law is prohibited, (c) a waiver or loss of any right, or (d) acceleration of any obligation would occur, as a result of the change of control of Pinnacle or its subsidiaries upon consummation of the Merger where (w) the failure to obtain such consent or approval, (x) the violation of prohibition against assignment, (y) the waiver or loss of any right, or (z) the acceleration of any obligation could materially interfere with the ordinary course of business by Pinnacle or its subsidiaries (or Old

     Kent or its subsidiaries as their successors) or have a Material Adverse Effect on Pinnacle or its subsidiaries.

     4.22  CERTAIN EMPLOYMENT MATTERS.

               4.22.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The policies, programs, and practices of Pinnacle relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employment and employer practices and facilities.

               4.22.2 RECORD OF PAYMENTS. There is no existing or outstanding obligation of Pinnacle or any of Pinnacle's subsidiaries, whether arising by operation of law, civil or common, by contract, or by past custom, for any Employment-Related Payment (as defined in Section 4.22.3 (EMPLOYMENT-RELATED PAYMENTS)) to any trust, fund, company, governmental agency, or any person that has not been duly recorded on the books and records of Pinnacle and paid when due or duly accrued in the ordinary course of business in accordance with GAAP.

               4.22.3 EMPLOYMENT-RELATED PAYMENTS. For purposes of this Plan of Merger, "EMPLOYMENT-RELATED PAYMENTS" include any payment to be made with respect to any contract for employment; unemployment compensation benefits; profit sharing, pension, or retirement benefits; social security benefits; fringe benefits, including vacation, or holiday pay, bonuses, and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

               4.22.4 EMPLOYMENT CLAIMS. There is no dispute, claim, or charge, pending or, to Pinnacle's knowledge, threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy, or ordinance relating to employment or terms and conditions of employment. There is no factual basis for any valid claim or charge with regard to such employment-related matters.

               4.22.5 EMPLOYMENT RELATED AGREEMENTS. There is no written or oral, express or implied:

               (a) Employment contract or agreement, or guarantee of job security, made with or to any past or present employee of Pinnacle or any of Pinnacle's subsidiaries that is not terminable by Pinnacle or Pinnacle's subsidiaries upon 60 days' or less notice without penalty or obligation;

               (b) Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

               (c) Plan, agreement, arrangement, or understanding with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee or any spouse, child, member of the same household, estate, or survivor of any employee.

     4.23  EMPLOYEE BENEFIT PLANS.   With respect to any "employee welfare
benefit plan," any "employee pension benefit plan," or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each referred to as an "EMPLOYEE BENEFIT PLAN"), maintained by or for the benefit of Pinnacle or Pinnacle's subsidiaries or to which Pinnacle or any of Pinnacle's subsidiaries has made payments or contributions on behalf of its employees:

               4.23.1 ERISA COMPLIANCE. Pinnacle, each of Pinnacle's subsidiaries, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

               4.23.2 INTERNAL REVENUE CODE COMPLIANCE. Pinnacle, each of Pinnacle's subsidiaries, each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code.

               4.23.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section
     4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of
     ERISA.

               4.23.4 PLAN TERMINATION. No Employee Benefit Plan that is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the Internal Revenue Service and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each plan termination, all termination procedures have been completed and there is no pending or potential liability to the PBGC, to any plan, or to any participant under the terminated plan. Each plan termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

               4.23.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

               4.23.6 DEFINED BENEFIT PLAN. No Employee Benefit Plan in effect as of the date of this Plan of Merger, is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

               4.23.7 PAYMENT OF CONTRIBUTIONS. Pinnacle has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.

               4.23.8 PAYMENT OF BENEFITS. There is no payment that has become due from any Employee Benefit Plan, any trust created thereunder, or from Pinnacle or any of Pinnacle's subsidiaries that has not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

               4.23.9 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

               4.23.10 FILING OF REPORTS. Pinnacle and each of Pinnacle's subsidiaries has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code, ERISA, and the regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions in any such filing.

     4.24  ENVIRONMENTAL MATTERS.

               4.24.1 HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. <Section> 9601, ET SEQ. ("CERCLA"), and also includes any substance now or in the future regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

               4.24.2 ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (a) regulate the generation, manufacture, release, treatment, containment, storage, handling, transportation, disposal, or management of Hazardous
     Substances; (b) regulate or prescribe standards or requirements for the protection of air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

               4.24.3 OWNED OR OPERATED PROPERTY. With respect to: (i) the real estate owned or leased by Pinnacle or any of Pinnacle's subsidiaries or used in the conduct of their businesses; (ii) other real estate owned by each Pinnacle Bank; (iii) real estate held and administered in trust by each Pinnacle Bank; and (iv) to Pinnacle's knowledge, any real estate formerly owned or leased by Pinnacle or each Pinnacle Bank (for purposes of this Section, properties described in any of (i) through (iv) are collectively referred to as "PREMISES"):

               (a) CONSTRUCTION AND CONTENT. To its knowledge after reasonable inquiry, none of the Premises is constructed of, or contains as a component part, any material that (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any Hazardous Substance in violation of applicable law. Without limiting the generality of this Section, the Premises are free of asbestos except to the extent properly sealed or encapsulated in compliance with all applicable Environmental Laws and all workplace safety and health laws and regulations.

               (b) USES OF PREMISES. To its knowledge after reasonable inquiry, no part of the Premises has been used for the generation, manufacture, handling, containment, treatment, transportation, storage, disposal, or management of Hazardous Substances

               (c) UNDERGROUND STORAGE TANKS. To its knowledge after reasonable inquiry, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the Pinnacle Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment that has not been remediated.

               (d) ABSENCE OF CONTAMINATION. To its knowledge, the Premises do not contain and are not contaminated by any reportable quantity, or any quantity or concentration in excess of applicable cleanup standards, of a Hazardous Substance from any source.

               (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. To its knowledge after reasonable inquiry, there is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving Pinnacle or any of Pinnacle's subsidiaries that is pending, threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. To its knowledge, there is no basis for any of the foregoing.

               (f) NO IRPTA REAL PROPERTY. None of the Premises constitutes "real property" within the meaning of the Illinois Responsible Property Transfer Act, as amended.

               4.24.4 LOAN PORTFOLIO. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, Pinnacle and each of Pinnacle's subsidiaries has complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the Pinnacle Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

     4.25 DUTIES AS FIDUCIARY. Each Pinnacle Bank has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. No Pinnacle Bank has received notice of any claim, allegation, or complaint from any person that either Pinnacle Bank failed to perform these fiduciary duties in the required manner.

     4.26 INVESTMENT BANKERS AND BROKERS. Pinnacle has employed Donaldson Lufkin & Jenrette ("DLJ") in connection with the Merger. Pinnacle, Pinnacle's subsidiaries, and their respective affiliates, directors, officers, and agents (collectively, "PINNACLE'S REPRESENTATIVES") have not employed, engaged, or consulted with any broker, finder, or investment banker other than DLJ in connection with this Plan of Merger or the Merger. Other than the fees and expenses payable by Pinnacle to DLJ in connection with the Merger, as described in the Pinnacle Disclosure Statement, there is no investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or compensation payable by Pinnacle or any of Pinnacle's subsidiaries to any person with respect to the Plan of Merger or the consummation of the Merger. True and complete copies of each agreement, arrangement, and understanding between Pinnacle and DLJ are included in the Pinnacle Disclosure Statement. Pinnacle has no express or implied agreement, arrangement, or understanding with any person other than DLJ relative to the payment of any investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or compensation with respect to this Plan of Merger or the consummation of the Merger.

     4.27 FAIRNESS OPINION. Pinnacle's board of directors has received the opinion of DLJ, in its capacity as Pinnacle's financial advisor, substantially to the effect that the consideration to be received by the holders of the Pinnacle Common Stock in the Merger is fair to the holders from a financial point of view, a copy of which has been, or promptly will be, provided to Old Kent.

     4.28 PINNACLE-RELATED PERSONS. For purposes of this Plan of Merger, the term "PINNACLE-RELATED PERSON" shall mean any director or executive officer of Pinnacle or any of Pinnacle's subsidiaries, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

               4.28.1 CONTROL OF MATERIAL ASSETS. Other than in a capacity as a shareholder, director, or executive officer of Pinnacle or Pinnacle's subsidiaries, no Pinnacle-Related Person owns or controls any material assets or properties that are used in the business of Pinnacle or any of Pinnacle's subsidiaries.

               4.28.2 CONTRACTUAL RELATIONSHIPS. Other than ordinary and customary banking relationships, no Pinnacle-Related Person has any contractual relationship with Pinnacle or any of Pinnacle's subsidiaries.

               4.28.3 LOAN RELATIONSHIPS. No Pinnacle-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Pinnacle or any of Pinnacle's subsidiaries in a principal amount of $60,000 or more.

     4.29 CHANGE IN BUSINESS RELATIONSHIPS. Neither Pinnacle nor any of Pinnacle's subsidiaries has notice, whether on account of the Merger or otherwise, that: (a) any customer, agent, representative, or supplier of Pinnacle or any of Pinnacle's subsidiaries intends to discontinue, diminish, or change its relationship with Pinnacle or any of Pinnacle's subsidiaries, the effect of which would have a Material Adverse Effect on Pinnacle; or (b) any executive officer of Pinnacle or any of Pinnacle's subsidiaries intends to terminate his or her employment.

     4.30 INSURANCE. Pinnacle and each of Pinnacle's subsidiaries maintain in full force and effect insurance on their respective assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering Pinnacle's or any of Pinnacle's subsidiaries' assets, properties, premises, operations, or personnel. Pinnacle and each of Pinnacle's subsidiaries have given adequate and timely notice to each insurance carrier, and have complied with all policy provisions, with respect to any known claim for which a defense and/or indemnification may be available to Pinnacle or any of Pinnacle's subsidiaries.

     4.31 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Pinnacle are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of Pinnacle and each of Pinnacle's subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, their shareholders, boards, and committees thereof. Since January 1, 1990, the minutes of each meeting (or corporate action without a meeting) of any such shareholders, boards, or committees have been duly prepared and are contained in such minute books. Upon Old Kent's request, all such minute books and related exhibits or attachments have been or will be made available for Old Kent's review.

     4.32 LOAN GUARANTEES. All guarantees of indebtedness owed to Pinnacle or any of Pinnacle's subsidiaries, including without limitation those of the Federal Housing Administration, the Small Business
Administration, and other state and federal agencies, are valid and enforceable.

     4.33 EVENTS SINCE DECEMBER 31, 1998. Neither Pinnacle nor any of Pinnacle's subsidiaries has, since December 31, 1998:

               4.33.1 BUSINESS IN ORDINARY COURSE. Other than as contemplated by this Plan of Merger, conducted its business other than in the ordinary course, or incurred or become subject to any liability or obligation, except liabilities incurred in the ordinary course of business, and except for any single liability or for the aggregate of any group of related liabilities that do not exceed $100,000.

               4.33.2 STRIKES OR LABOR TROUBLE. Experienced or, to its knowledge, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character that has had or could reasonably be expected to have a Material Adverse Effect on Pinnacle.

               4.33.3 DISCHARGE OF OBLIGATIONS. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on Pinnacle's Financial Statements as of December 31, 1998, or incurred after that date, other than in the ordinary course of business, except for such liens, encumbrances, liabilities, and obligations that do not in the aggregate exceed $100,000.

               4.33.4 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $100,000.

               4.33.5 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or early termination of any contract to which it is a party and that is material to the financial condition, income, expenses, business, properties, operations, or prospects of Pinnacle, except as may be expressly provided in this Plan of Merger.

     4.34 RESERVE FOR LOAN LOSSES. The allowance for loan losses as reflected in Pinnacle's Financial Statements and Call Reports for the periods ended December 31, 1998, was and will be, as of their respective dates, (a) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, and (b) consistent with GAAP and safe and sound banking practices.

     4.35 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, each of Pinnacle's subsidiaries has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries.

     4.36 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Pinnacle to Pinnacle's shareholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under that they were made, not misleading.

     4.37 NO INSIDER TRADING. Pinnacle has reviewed its stock transfer records since December 31, 1995, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, Pinnacle has not, and to Pinnacle's knowledge (a) no director or officer of Pinnacle; (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person knowingly provided material nonpublic information by any one or more of these persons; has purchased or sold, or caused to be purchased or sold, any shares of Pinnacle Common Stock during any period when Pinnacle was in possession of material nonpublic information or in violation of any applicable provision of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     4.38 YEAR 2000 COMPLIANCE. Pinnacle and Pinnacle Bank have adopted plans and procedures consistent with good business practices and the requirements of their primary bank regulator for their Year 2000 Assets (as defined below) to be timely modified, upgraded or replaced to become Year 2000 Ready (as defined below). Set forth in the Pinnacle Disclosure Statement are copies of all letters and responses between Pinnacle or Pinnacle's subsidiaries and their vendors relating to such compliance matters. The cost of achieving Year 2000 Readiness for any Year 2000 Assets that are not Year 2000 Ready would not have a Material Adverse Effect on Pinnacle or Pinnacle's subsidiaries. No representation is made relating to the compatibility of the technology used by Pinnacle or Pinnacle's subsidiaries with that used by Old Kent or with respect to the cost of integrating the technology of Pinnacle or Pinnacle's subsidiaries with that used by Old Kent. "YEAR 2000 ASSETS" means all buildings, plants, structures, machinery, equipment, software, hardware, computer systems and other property owned, leased, licensed or used by Pinnacle or Pinnacle's subsidiaries in their business. "YEAR 2000 READY" means that the Year 2000 Asset accurately processes and handles date and time data, including but not limited to performing all leap year calculations and calculating, comparing and sequencing during and between the years 1999 and 2000 and all other years, and will not malfunction, cease to function or provide invalid or incorrect results or data as a result of date or time data, including when a Year 2000 Asset is used in combination with or is interfacing with any other Year 2000 Asset or with any other asset or information technology.

     4.39 SUBSIDIARIES AND JOINT VENTURES. Neither Pinnacle nor any of its subsidiaries is, directly or indirectly, a party to or bound by any joint venture or strategic alliance agreement or arrangement with any unaffiliated person providing for their cooperative development, marketing, referrals, or sales of banking, securities, insurance, or other financial products or services.

     4.40 ACCOUNTING AND TAX TREATMENT. Neither Pinnacle nor, to its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Pinnacle and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Pinnacle is aware of no reason why the Merger will fail to qualify as a reorganization under
Section 368(a) of the Internal Revenue Code.

     4.41 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Pinnacle in connection with this Plan of Merger, including the Pinnacle Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


                   ARTICLE V - COVENANTS PENDING CLOSING

     Subject to the terms and conditions of this Plan of Merger, Pinnacle and Old Kent further agree that:

     5.1  DISCLOSURE STATEMENTS; ADDITIONAL INFORMATION.

               5.1.1 FORM AND CONTENT. Each party's Disclosure Statement shall be substantially in the form contained in EXHIBIT C. It shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, that pertain to one or more sections or articles of this Plan of Merger. Each party shall deliver two complete copies of its Disclosure Statement.

               5.1.2 UPDATE. Not less than six business days prior to the Closing, each party shall deliver to the other an update to its Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, that are not contained in its Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

               5.1.3 CERTIFICATION. Each party's Disclosure Statement and its update shall each be certified on its behalf by its chief executive officer and its chief financial officer (or, in the case of Old Kent, such other executive officer(s) as may be appropriate) that such Disclosure Statement contains no untrue statement of a material fact, or fails to omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

               5.1.4 PINNACLE'S SCHEDULE OF ADDITIONAL INFORMATION. Pinnacle shall prepare and, within 45 days after the date of the Plan of Merger, deliver to Old Kent two copies of the Schedule of Additional Information attached as EXHIBIT D. The Schedule of Additional Information shall contain the information described in EXHIBIT D with appropriate references and cross-references with respect to disclosures and appropriate identifying marking with respect to documents. In addition, the Schedule of Additional Information shall contain true and correct copies of each and every document specified in EXHIBIT D.

     5.2 CHANGES AFFECTING REPRESENTATIONS. While this Plan of Merger is in effect, if either Old Kent or Pinnacle becomes aware of any facts or of the occurrence or impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in Article III or IV, respectively, subject to the exceptions contained in the Pinnacle Disclosure Statement or the Old Kent Disclosure Statement, respectively, to become untrue or incomplete; or (b) would have caused one or more of such representations and warranties to be untrue or incomplete had such facts been known or had such event occurred prior to the date of this Plan of Merger, then such party (the "NOTIFYING PARTY") shall immediately give detailed written notice of such discovery or change, including a detailed description of the underlying facts or events, to the other party; and unless waived by the other party in writing, the Notifying Party shall use all reasonable efforts to take remedial or preventative action, if possible, in order that such representations and warranties will be true and complete at the Closing. No remedial action taken by a Notifying Party shall be deemed to cure a breach of any representation or warranty given by the Notifying Party in this Plan of Merger, unless such cure is to the reasonable satisfaction of the other party.

     5.3  PINNACLE'S CONDUCT OF BUSINESS PENDING THE EFFECTIVE
TIME. Pinnacle agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, Pinnacle shall, and it shall cause each of its subsidiaries to:

               5.3.1 ORDINARY COURSE. Conduct its business and manage its property only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the date of this Plan of Merger, and not make any substantial change to its expenditures or methods of management or operation in respect of such business or property.

               5.3.2 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by Pinnacle in this Plan of Merger, and take no action that would cause Pinnacle's representations and warranties to become untrue except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction or this Plan of Merger.

               5.3.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and Old Kent has been notified of such contest.

               5.3.4 NO AMENDMENTS. Make no change in its articles of incorporation or its by-laws.

               5.3.5 BOOKS AND RECORDS. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws and accounting standards.

               5.3.6  NO CHANGE IN STOCK.   Except as contemplated by this Plan
     of Merger or the Option Agreement:   (a) make no change in the number
     of shares of its capital stock issued and outstanding other than pursuant to the exercise of outstanding options awarded prior to the date of this Plan of Merger under the Option Plan; (b) grant no warrant, option, or commitment relating to its capital stock; (c) enter into no agreement relating to its capital stock; and (d) issue no securities convertible into its capital stock.

               5.3.7 MAINTENANCE. Use all reasonable efforts to maintain its property and assets in their present state of repair, order, and condition, reasonable wear and tear and damage by fire or other casualty excepted.

               5.3.8 PRESERVATION OF GOODWILL. Use all reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.

               5.3.9 INSURANCE POLICIES. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

               5.3.10 CHARGE-OFFS. Charge off loans and maintain its allowance for loan losses, in each case in a manner in conformity with the prior practices of Pinnacle and the Pinnacle Banks and applicable industry, regulatory, and accounting standards.

               5.3.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

               5.3.12 NEW DIRECTORS OR EXECUTIVE OFFICERS. Except to reelect persons who are then incumbent officers and directors at annual meetings, not (a) increase the number of directors or fill any vacancy on the board of directors, or (b) elect or appoint any person to an executive office.

               5.3.13  COMPENSATION AND FRINGE BENEFITS.   Take no action to
     increase, or agree to increase, the salary, severance, or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group, except for: (a) increases, agreements, or payments that are reasonable in amount, consistent with the prior year, announced or made only after first advising Old Kent, and which shall not exceed eight percent (8%) in any individual instance or an average of four percent (4%) for all employees collectively; (b) previously planned salary increases that have been disclosed in writing to Old Kent prior to the date of this Plan of Merger; and (c) incentive compensation plan awards, as generally described in the Pinnacle Disclosure Statement and mutually agreed by Pinnacle and Old Kent; each of which shall be paid or become effective, as the case may be, not later than the Effective Time; PROVIDED, that the payment of all such compensation shall be subject to the limitations prescribed for pooling-of-interests accounting treatment of the Merger.

               5.3.14 BENEFIT PLANS. Take no action to introduce, change, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger; make no contribution to any employee pension plan other than profit sharing contributions to the Pinnacle Banc Group, Inc. Profit Sharing Plan and Trust (the "PINNACLE RETIREMENT PLAN") and matching employer contributions to the Pinnacle Retirement Plan as mutually agreed by Pinnacle and Old Kent.

               5.3.15 NEW EMPLOYMENT AGREEMENTS. Take no action to enter into any employment agreement that is not terminable by Pinnacle or any of Pinnacle's subsidiaries, as the case may be, without cost or penalty upon 60 days' or less notice, except as contemplated by this Plan of Merger.

               5.3.16 BORROWING. Take no action to borrow money except in the ordinary course of business.

               5.3.17 MORTGAGING ASSETS. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business, except for property or assets, or any group of related properties or assets, that have a fair market value of less than $100,000.

               5.3.18 NOTICE OF ACTIONS. Notify Old Kent of the threat or commencement of any action, suit, proceeding, claim, arbitration, or investigation against or relating to: (a) Pinnacle or any of Pinnacle's subsidiaries; (b) their respective directors, officers, or employees in their capacities as such; (c) Pinnacle's or Pinnacle's subsidiaries' assets, liabilities, businesses, or operations; or
     (d) the Merger or this Plan of Merger.

               5.3.19 COOPERATION. Take such reasonable actions as may be necessary to cooperate in effecting the Merger.

               5.3.20 CHARITABLE CONTRIBUTIONS. Neither make nor renew any charitable contributions, gifts, commitments, or pledges of cash or other assets except for contributions that, in the aggregate, will have a fair market value not greater than $100,000 prorated for the year 1999 through the Effective Time.

               5.3.21 LARGE EXPENDITURES. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities that have been accrued on its books as of the date of this Plan of Merger, for the purchase or lease of any item of real property, fixtures, equipment, or other capital asset in excess of $50,000 individually or in excess of $100,000 in the aggregate with respect to Pinnacle, except pursuant to prior commitments or plans made by Pinnacle that are disclosed in the Pinnacle Disclosure Statement.

               5.3.22 NEW SERVICE ARRANGEMENTS. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, professional, or other services to Pinnacle or any of Pinnacle's subsidiaries that is not terminable by Pinnacle without penalty upon 60 days' or less notice, except for contracts for services under which the aggregate required payments do not exceed $50,000, except for legal, accounting, and other ordinary expenses related to this Plan of Merger.

               5.3.23 CAPITAL IMPROVEMENTS. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, purchase, or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments or plans made by Pinnacle or the Pinnacle Banks that are disclosed in the Pinnacle Disclosure Statement.

     5.4 APPROVAL OF PLAN OF MERGER. Pinnacle, acting through its board of directors, shall, in accordance with the Illinois Act and its articles of incorporation and by-laws, promptly and duly call, give notice of, convene, and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a shareholders meeting for the purpose of approving this Plan of Merger (the "SHAREHOLDERS' MEETING").

               5.4.1 BOARD RECOMMENDATION. Except while a "Fiduciary Event" (as defined below) has occurred and continues, at the Shareholders' Meeting and in any proxy materials used in connection with the meeting, the board of directors of Pinnacle shall recommend that its shareholders vote for approval of this Plan of Merger.

               5.4.2  SOLICITATION OF PROXIES.   Except while a Fiduciary Event
     has occurred and continues:

               (a) Pinnacle shall use its best efforts to solicit from its shareholders proxies to vote on the proposal to approve this Plan of Merger and to secure a quorum at the Shareholders' Meeting.

               (b) Pinnacle shall use its best efforts to secure the vote of shareholders required by the Illinois Act and Pinnacle's articles of incorporation and by-laws to approve this Plan of Merger.

               5.4.3  FIDUCIARY EVENT.   A "FIDUCIARY EVENT" shall have occurred
     when the board of directors of Pinnacle has (a) received in writing a "Superior Proposal" (as defined below), which is then pending, (b) determined in good faith (based on the advice of legal counsel) that the failure to so withdraw, modify, or change its recommendation would cause the board of directors of Pinnacle to breach its fiduciary duties to Pinnacle's shareholders under applicable law, and (c) determined to accept and recommend the Superior Proposal to the shareholders of Pinnacle.

               5.4.4 SUPERIOR PROPOSAL. A "SUPERIOR PROPOSAL" means any bona fide unsolicited Proposal (as defined in Section 5.9.2 (COMMUNICATION
     OF OTHER PROPOSALS)) made by a third party on terms that the board of directors of Pinnacle determines in its good faith judgment, based upon the written advice of DLJ or such other financial advisor of nationally recognized reputation, to be more financially favorable to Pinnacle's shareholders than the Plan of Merger.

               5.4.5  NOTICE.   Pinnacle agrees that it shall notify Old Kent at
     least two business days prior to taking any action with respect to such Superior Proposal or taking any action with respect to the withdrawal, modification, or change of its recommendation to shareholders for adoption of this Plan of Merger. Notwithstanding anything to the contrary contained in this Plan of Merger, any withdrawal, modification, or change of recommendation upon a Fiduciary Event in accordance with the provisions of this Section shall not constitute a breach of this Plan of Merger by Pinnacle.

     5.5 REGULAR DIVIDENDS. Pinnacle shall not declare, set aside, pay, or make any dividend or other distribution or payment (whether in cash, stock, or property) with respect to, or purchase or redeem, any shares of the capital stock other than regular quarterly cash dividends in an amount not to exceed $0.25 per share per quarter of Pinnacle Common Stock payable on the regular historical payment dates, all in a manner consistent with Pinnacle's past dividend practice. Old Kent and Pinnacle agree that they will cooperate to assure that, during any calendar quarter, there shall not be a duplication of payment of dividends to shareholders of Pinnacle. Notwithstanding the preceding sentences, if and to the extent that the payment of a dividend in the manner provided in this Section would, in Old Kent's reasonable judgment, present a significant risk that under GAAP or the rules, regulations, or interpretations of the SEC or its staff, the Merger would not qualify for pooling-of-interests accounting treatment, that dividend shall not be paid, but an equitable adjustment shall be made to the Exchange Ratio for the amount of the dividend not paid.

     5.6 DATA PROCESSING AND RELATED CONTRACTS. Neither Pinnacle nor Pinnacle's subsidiaries shall enter into any new data processing agreement without the consent of Old Kent (which consent shall not be unreasonably withheld or delayed if such agreement is necessary for Pinnacle or Pinnacle's subsidiaries to conduct business in the ordinary course) and shall advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors. Pinnacle agrees to cooperate with Old Kent in negotiating with those vendors the length of any extension or renewal term of those agreements, which, unless otherwise agreed by Old Kent, shall not exceed one year from the date of renewal. Pinnacle agrees to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between Pinnacle and Old Kent.

     5.7  AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES.

               5.7.1 PINNACLE'S AFFILIATES. Pinnacle shall use its best efforts to cause each director, executive officer, and other person who is an "affiliate" (for purposes of (a) Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (b) qualifying the Merger for pooling-of-interests accounting treatment) of Pinnacle to deliver to Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Shareholders' Meetings, a written agreement, in the form of EXHIBIT E (the "PINNACLE AFFILIATE AGREEMENTS"). Pinnacle shall provide a list of such affiliates within seven days of its execution of this Plan Merger and shall update such list as necessary upon the reasonable request of Old Kent.

               5.7.2 OLD KENT'S AFFILIATES. Old Kent use all reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for the purpose of qualifying the Merger for pooling-of-interests accounting treatment) of Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Shareholders' Meetings, to execute and deliver a written agreement under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of his or her Old Kent Common Stock during any period that any such disposition would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests accounting treatment.

               5.7.3 PUBLISHING OPERATING RESULTS. Old Kent shall use all reasonable efforts to publish as promptly as reasonably practical but in no event later than 30 days after the end of the first full month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     5.8  INDEMNIFICATION AND INSURANCE.

               5.8.1 INDEMNIFICATION. Old Kent shall honor any and all rights to indemnification and advancement of expenses now existing in favor of the directors and officers of Pinnacle and Pinnacle's subsidiaries under their articles of incorporation or bylaws which, as enforceable contractual rights, shall survive the Merger and shall, as contractual rights, continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

               5.8.2 INSURANCE. Old Kent shall use all reasonable efforts to cause the persons serving as officers and directors of Pinnacle immediately prior to the Effective Time to be covered for a period of at least two years from the Effective Time by the directors' and officers' liability insurance policy maintained by Pinnacle with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such. Old Kent may substitute for Pinnacle's current coverage new coverage under policies offering at least comparable coverage and amounts containing terms and conditions that are not materially less advantageous than Pinnacle's current policy. In no event shall Old
     Kent be required to spend, directly or indirectly through Pinnacle or its subsidiaries, more than $70,000 per annum (the "INSURANCE AMOUNT") to either maintain or procure insurance coverage pursuant to this Plan of Merger. If Old Kent does not advise Pinnacle in writing prior to the commencement of the Pricing Period that it has procured such coverage for at least two years or agrees to do so without regard to the Insurance Amount, Pinnacle shall be permitted (after giving Old
     Kent three business days prior written notice and an additional two business day period to purchase such coverage), in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the Insurance Amount.

     5.9 EXCLUSIVE COMMITMENT. Except as provided below, neither Pinnacle nor any of Pinnacle's Representatives, investment bankers, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

               5.9.1 NO SOLICITATION. Neither Pinnacle nor any of Pinnacle's Representatives, investment bankers, or agents shall, directly or indirectly, invite, initiate, solicit, encourage, or unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of Pinnacle, at that time, has yet to determine to accept and recommend the Superior Proposal to the shareholders of Pinnacle), negotiate with any other party, any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Pinnacle or any of Pinnacle's subsidiaries other than the Merger (a "BUSINESS COMBINATION").

               5.9.2 COMMUNICATION OF OTHER PROPOSALS. Pinnacle shall cause written notice to be delivered to Old Kent promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "PROPOSAL") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates and shall, unless a Fiduciary Event has occurred and continues, contain a copy of Pinnacle's unequivocal rejection of the Proposal in the form actually delivered to the person from whom the Proposal was received. Thereafter, Pinnacle shall promptly notify Old Kent of any material changes in the terms, conditions, and status of any Proposal.

               5.9.3 FURNISHING INFORMATION. Unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of Pinnacle, at that time, has yet to determine to accept and recommend the Superior Proposal to the shareholders of Pinnacle), neither Pinnacle nor any of Pinnacle's Representatives, investment bankers, or agents shall furnish any nonpublic information concerning Pinnacle to any person who is not affiliated or under contract with Pinnacle or Old Kent, except as required by applicable law or regulations and prior to furnishing such information to such person, Pinnacle shall receive from such person an executed confidentiality agreement with terms no less favorable to Pinnacle than those contained in its confidentiality agreement with Old Kent and Pinnacle shall then provide only such information as has been furnished previously to Old Kent.

               5.9.4 CORPORATE LIABILITY FOR INDIVIDUAL'S BREACH. For the purposes of this Section, any breach of this Section by an executive officer or director of Pinnacle in his or her individual capacity shall be deemed to be a breach by Pinnacle.

     5.10 REGISTRATION STATEMENT. Old Kent agrees to prepare and file with the SEC under the Securities Act, the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Old Kent of the shares of Old Kent Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Old Kent agrees to provide Pinnacle with reasonable opportunities to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Old Kent agrees to provide Pinnacle, upon request, with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Old Kent agrees to notify Pinnacle of any stop orders or threatened stop orders with respect to the Registration Statement. Pinnacle agrees to provide all necessary information pertaining to Pinnacle promptly upon request, and to use all reasonable efforts to obtain the cooperation of Pinnacle's independent accountants and attorneys in connection with the preparation of the Registration Statement.

     5.11 OTHER FILINGS. Old Kent agrees to prepare and file with the Federal Reserve Board, the Illinois Commissioner, and each other regulatory agency having jurisdiction all documents reasonably required to obtain each necessary approval of or consent to consummate the Merger. Old Kent agrees to provide Pinnacle with reasonable opportunities to review and comment upon such documents before filing and to make such amendments and file such supplements thereto as Pinnacle may reasonably request. Old Kent shall provide Pinnacle with copies of all correspondence received from these agencies and all responsive correspondence sent to these agencies.

     5.12 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Merger. Old Kent and Pinnacle will use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     5.13 ACCESS AND INVESTIGATION. For the purpose of permitting an examination of one party by the other's officers, attorneys, accountants, and representatives, each party shall:

               5.13.1 ACCESS. Permit, and shall cause each of their respective subsidiaries to permit, full access to their respective properties, books, and records at reasonable times;

               5.13.2 COOPERATION. Use reasonable efforts to cause its and each of their respective subsidiaries' officers, directors, employees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by the other party's officers, attorneys, accountants, and representatives;

               5.13.3 INFORMATION. Furnish to the other, upon reasonable request, any information reasonably requested respecting its and each of its subsidiaries' properties, assets, business, and affairs;

               5.13.4 CONSENTS. Each party acknowledges that certain information may not be disclosed by the other without the prior written consent of persons not affiliated with that party. If such information is requested, then the other party shall use reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained.

               5.13.5 RETURN AND RETENTION. In the event of termination of this Plan of Merger, Old Kent and Pinnacle each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. Old Kent and Pinnacle each agree to preserve intact all such materials that are returned to them and to make such materials reasonably available upon reasonable request or subpoena for a period of not less than six years from the termination of this Plan of Merger.

     5.14 CONFIDENTIALITY. Except as provided below, Old Kent and Pinnacle each agree:

               5.14.1 TREATMENT; RESTRICTED ACCESS. All information furnished to the other party pursuant to this Plan of Merger shall be treated as strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accountants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

               5.14.2 NO OTHER USE. Neither party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

               5.14.3 EXCEPTED INFORMATION. The provisions of this Section shall not preclude Old Kent or Pinnacle, or their respective subsidiaries, from using or disclosing information that is readily ascertainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger, received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regulatory agency.

               5.14.4 PROHIBIT INSIDER TRADING. Old Kent and Pinnacle shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise or encourage other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

     5.15 ENVIRONMENTAL INVESTIGATION. Old Kent shall be permitted to conduct an environmental assessment of each parcel of Pinnacle's Real Property and, at Old Kent's option, (a) any other real estate formerly owned by Pinnacle or any of Pinnacle's subsidiaries, and (b) any other real estate acquired by any of Pinnacle's subsidiaries in satisfaction of a debt previously contracted. As to each such property:

               5.15.1 PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Old Kent may, at its expense, engage an environmental consultant to conduct a preliminary ("PHASE I") assessment of the property. Pinnacle and Pinnacle's subsidiaries shall provide reasonable assistance, including site access and a knowledgeable contact person, to the consultant for purposes of conducting the Phase I assessments.

               5.15.2 ENVIRONMENTAL RISKS. If there are any facts or conditions identified in a Phase I assessment that Old Kent believes could pose a current or future risk of a material liability, interference with use, or diminution of value of the property, then Old Kent shall identify that risk to Pinnacle, identify the facts or conditions underlying that risk, and provide Pinnacle with a copy of the Phase I assessment for that property (an "ENVIRONMENTAL RISK").

               5.15.3 PHASE II AND III WORK. Old Kent may obtain one or more estimates of the proposed scope of work and cost of any further environmental investigation, remediation, or other follow-up work it reasonably considers necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk ("PHASE II
     AND III WORK"). Old Kent shall provide copies of those estimates to Pinnacle. The fees and expenses of any Phase II and III Work shall be paid by Pinnacle. Old Kent and Pinnacle shall cooperate in the review, approval, and implementation of all work plans for Phase II and III Work. All work plans for any Phase II and III Work shall be mutually satisfactory to Old Kent and Pinnacle. Mutually agreed upon Phase II and III Work shall be undertaken and completed as quickly as possible and shall be completed prior to the Closing.

               5.15.4 OLD KENT'S TERMINATION RIGHTS. If (a) Old Kent and Pinnacle are unable to agree upon a course of action to complete any Phase II and III Work and/or a mutually acceptable modification to this Plan of Merger, and (b) Old Kent cannot be reasonably assured that the after-tax cost of the sum of (i) the actual cost of all investigative and remedial or other corrective actions or measures taken pursuant to Section 5.15.3 (PHASE II AND III WORK); (ii) the estimated cost of all investigative actions and remedial or other corrective actions or measures not undertaken but required by Environmental Laws, or necessary to avoid future exposure to material liability under Environmental Laws; and (iii) all diminutions of the value of such properties; in the aggregate will not exceed $1,000,000 on an after federal income tax basis, then Old Kent may terminate this Plan of Merger as provided in Section 8.3.3 (ENVIRONMENTAL RISKS).

     5.16 EMPLOYMENT AMENDMENTS. Pinnacle shall cause the Pinnacle Banks, prior to execution of this Plan of Merger, to obtain executed amendments (in the form previously agreed to by Old Kent and Pinnacle) to the three existing employment agreements with Pinnacle's senior officers providing for, among other things, mutually agreeable no-compete and non-solicitation covenants from those employees, which shall only become effective upon consummation of the Merger at the Effective Time (the "EMPLOYMENT AMENDMENTS").

     5.17 TERMINATION OF PROFIT SHARING AND 401(K) PLAN. Upon request by Old Kent, Pinnacle shall, and shall cause Pinnacle Bank to, take all action that is necessary and appropriate in the judgment of Old Kent to terminate the Pinnacle Retirement Plan on a mutually agreed date that is as close as practicable to, but not more than 30 days before, the Effective Time.

     5.18 ACCOUNTING AND TAX TREATMENT. During the Term of this Plan of Merger, Old Kent and Pinnacle each agree not to take any action that would prevent Old Kent from qualifying, or materially increase the risk of disqualifying, the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; PROVIDED, that nothing in this Plan of Merger shall limit Old Kent's ability to exercise its rights under the Option Agreement. Old Kent and Pinnacle each agree to take such action as may be reasonably required to negate the impact of any past actions that might adversely impact the ability of Old Kent to treat the Merger as a pooling-of-interests.

     5.19 PUBLIC ANNOUNCEMENTS. Old Kent and Pinnacle shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Plan of Merger, except as may be otherwise required by law, and neither Old Kent nor Pinnacle shall issue any news releases with respect to this Plan of Merger or the Merger unless such news releases have been mutually agreed upon by the parties, except as required by law.

        ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS

     All obligations of Old Kent under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Old
Kent), prior to or at the Closing, of each of the following conditions:

     6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

               6.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pinnacle contained in this Plan of Merger shall be true and correct when made and as of the Closing as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger; (b) for representations and warranties relating to a time or times other than the Closing that were or will be true and correct at such time or times; and (c) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

               6.1.2 COMPLIANCE WITH AGREEMENTS. Pinnacle shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Pinnacle prior to or at the Closing in all material respects.

               6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTATIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH
     AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Pinnacle, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     6.2 OPINION OF LEGAL COUNSEL. Pinnacle shall have delivered to Old Kent an opinion of Burke, Warren, MacKay & Serritella, P.C., counsel for Pinnacle, dated as of the date of the Closing and substantially in the form contained in EXHIBIT F, with only such changes as may be reasonably satisfactory to counsel for Old Kent.

     6.3 REQUIRED REGULATORY APPROVALS. Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by Pinnacle and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger, without the regulating authority's imposition of non-standard conditions on approval that are not reasonably acceptable to Old Kent.

     6.4 SHAREHOLDER APPROVAL. The shareholders of Pinnacle shall have approved this Plan of Merger.

     6.5 ORDER, DECREE, ETC. Neither Old Kent nor Pinnacle shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     6.6 PROCEEDINGS. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened against or relating to Pinnacle, any of Pinnacle's subsidiaries, or its or their respective directors (in the capacity as such), officers (in the capacity as such), properties, or businesses that may result in any liability that could have a Material Adverse Effect on Pinnacle.

     6.7 TAX MATTERS. Old Kent shall have received a tax opinion from its counsel, reasonably satisfactory in form and substance to Old Kent, substantially to the effect that:

               6.7.1 REORGANIZATION. The Merger of Pinnacle with and into Old Kent will constitute a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code, and Old Kent and Pinnacle will each be a "party to a reorganization" within the meaning of
     Section 368(b) of the Internal Revenue Code.

               6.7.2 ASSETS' TAX BASIS. The basis of the Pinnacle assets in the hands of Old Kent will be the same as the basis of those assets in the hands of Pinnacle immediately prior to the Merger.

               6.7.3 NO GAIN OR LOSS. No gain or loss will be recognized to Old Kent on the receipt by Old Kent of the assets of Pinnacle in exchange for Old Kent Common Stock and the assumption by Old Kent of the liabilities of Pinnacle.

               6.7.4 HOLDING PERIOD. The holding period of the assets of Pinnacle in the hands of Old Kent will include the holding period during which such assets were held by Pinnacle.

The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Pinnacle and its subsidiaries.

     6.8 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     6.9 CERTIFICATE AS TO OUTSTANDING SHARES. Old Kent shall have received one or more certificates dated as of the Closing date and signed by the secretary of Pinnacle on behalf of Pinnacle, and by the transfer agent for Pinnacle Common Stock, certifying (a) the total number of shares of capital stock of Pinnacle issued and outstanding as of the close of business on the day immediately preceding the Closing; and (b) with respect to the secretary's certification, the number of shares of Pinnacle Common Stock, if any, that are issuable on or after that date, all in such form as Old Kent may reasonably request.

     6.10 CHANGE OF CONTROL WAIVERS. Old Kent shall have received evidence of the consents or other waivers of any material rights and the waiver of the loss of any material rights that may be triggered by the change of control of Pinnacle upon consummation of the Merger under (a) any agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument, under which the failure to obtain such consent or waiver could result in a Material Adverse Effect on Pinnacle; and (b) each contract identified in EXHIBIT H (collectively, the "DESIGNATED CONTRACTS"); all in form and substance reasonably satisfactory to Old Kent.

     6.11 POOLING ASSURANCES. Old Kent shall have received a letter addressed to Old Kent and Pinnacle, from Pinnacle's independent accountants, as of a date reasonably approximate to the date of the Closing, to the effect that, as of such date, Pinnacle is eligible to participate in a pooling-of-interests combination and a letter from Old Kent's independent accountants, satisfactory in form and substance, to the effect that (based in part on the letter from Pinnacle's independent accountants) the Merger should be treated as a pooling-of-interests for accounting and financial reporting purposes, subject to satisfaction of post-Merger conditions.


       ARTICLE VII - CONDITIONS PRECEDENT TO PINNACLE'S OBLIGATIONS

     All obligations of Pinnacle under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Pinnacle), prior to or at the Closing, of each of the following conditions:

     7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

               7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Old Kent contained in this Plan of Merger shall be true and correct when made and as of the Closing as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger; (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true and correct at such time or times; and (c) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

               7.1.2 COMPLIANCE WITH AGREEMENTS. Old Kent shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Old Kent prior to or at the Closing in all material respects.

               7.1.3 CERTIFICATES. Compliance with Sections 7.1.1 (REPRESENTATIONS AND WARRANTIES) and 7.1.2 (COMPLIANCE WITH
     AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Old Kent, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     7.2 OPINION OF LEGAL COUNSEL. Old Kent shall have delivered to Pinnacle an opinion of Warner Norcross & Judd LLP, counsel for Old Kent, dated as of the date of the Closing and substantially in the form contained in EXHIBIT G, with only such changes as may be reasonably satisfactory to counsel for Pinnacle.

     7.3 REQUIRED REGULATORY APPROVALS. Pinnacle or Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Pinnacle and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger.

     7.4 SHAREHOLDER APPROVAL. Pinnacle shall have received the requisite approval of the shareholders of Pinnacle of this Plan of Merger.

     7.5 ORDER, DECREE, ETC. Neither Old Kent nor Pinnacle shall be subject to any applicable order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     7.6 TAX MATTERS. Pinnacle shall have received a tax opinion from Old Kent's counsel, reasonably satisfactory in form and substance to Pinnacle, substantially to the effect that:

               7.6.1 REORGANIZATION. The Merger of Pinnacle with and into Old Kent will constitute a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code, and Old Kent and Pinnacle will each be a "party to a reorganization" within the meaning of
     Section 368(b) of the Internal Revenue Code.

               7.6.2 NO GAIN OR LOSS. No gain or loss will be recognized by the shareholders of Pinnacle who receive shares of Old Kent Common
     Stock in exchange for all of their shares of Pinnacle Common Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Common Stock.

               7.6.3 STOCK TAX BASIS. The basis of the Old Kent Common Stock to be received by shareholders of Pinnacle will, in each instance, be the same as the basis of the respective shares of Pinnacle Common
     Stock surrendered in exchange therefor.

               7.6.4 HOLDING PERIOD. The holding period of the Old Kent Common Stock received by shareholders of Pinnacle will, in each instance, include the period during which the Pinnacle Common Stock surrendered in exchange therefor was held, PROVIDED, that the Pinnacle Common
     Stock was, in each instance, held as a capital asset in the hands of the shareholder of Pinnacle at the Effective Time.

The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Old Kent and its subsidiaries.

     7.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     7.8 FAIRNESS OPINION. Pinnacle shall have received an opinion from a nationally recognized financial advisor reasonably acceptable to Old Kent, dated as of the date of this Plan of Merger and renewed as of a date approximately the date of the Prospectus and Proxy Statement, to the effect that the terms of the Merger are fair to Pinnacle's shareholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn; PROVIDED, that Pinnacle shall have used all reasonable efforts to obtain such a fairness opinion.

     7.9 LISTING OF SHARES. The shares of Old Kent Common Stock that shall be issued to the shareholders of Pinnacle upon consummation of the Merger shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

     7.10 EXCHANGE AGENT CERTIFICATE. Pinnacle shall have received a certificate from the Exchange Agent certifying to receipt of certificates for shares of Old Kent Common Stock to be issued and sufficient cash to make payments in lieu of fractional shares as contemplated by this Plan of Merger.


                   ARTICLE VIII - ABANDONMENT OF MERGER

     This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding that approval of this

Plan of Merger by the shareholders of Pinnacle may have previously been obtained) as follows:

     8.1 MUTUAL ABANDONMENT. By mutual consent of the boards of directors, or duly authorized committees thereof, of Old Kent and Pinnacle.

     8.2 UPSET DATE. By either Old Kent or Pinnacle if the Merger shall not have been consummated on or before January 31, 2000.

     8.3 OLD KENT'S RIGHTS TO TERMINATE. By Old Kent under any of the following circumstances:

               8.3.1 PINNACLE DISCLOSURE STATEMENT. Old Kent shall have reasonably determined that: (a) any exception to Pinnacle's representations and warranties or any other information set forth in the Pinnacle Disclosure Statement fairly indicate that the financial value of Pinnacle is materially less than indicated by information provided by or on behalf of Pinnacle to Old Kent in writing prior to 5:00 p.m. on March 18, 1999; (b) based upon Old Kent's preclosing investigation of Pinnacle, there exists any set of facts or circumstances that would have a Material Adverse Effect on Pinnacle; or (c) Pinnacle or Pinnacle Bank is exposed to risks, or the Merger would be likely to expose Old Kent to risks, that in the reasonable judgment of Old Kent could result in a Material Adverse Effect with respect to Pinnacle and Pinnacle's subsidiaries; PROVIDED, that with respect to taking action under clauses (a), (b), or (c) of this Subsection, Old Kent notifies Pinnacle of such abandonment and termination not later than 6 p.m. on April 2, 1999, assuming Old Kent's timely receipt of the Pinnacle Disclosure Statement as provided under this Plan of Merger.

               8.3.2 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VI have not been met or waived by Old Kent, at such time as such condition can no longer be satisfied notwithstanding Old Kent's best efforts to comply with those covenants given by Old Kent in this Plan of Merger.

               8.3.3 ENVIRONMENTAL RISKS. If Old Kent has given Pinnacle notice of an unacceptable Environmental Risk as provided in
     Section 5.15.4 (OLD KENT'S TERMINATION RIGHTS).

               8.3.4 POOLING QUALIFICATION. At any time after Old Kent's independent accountants have advised Old Kent that they are not of the opinion that the Merger is likely to qualify for treatment as a pooling-of-interests for accounting and financial reporting purposes; PROVIDED, that Old Kent shall not have wilfully taken any action to disqualify the Merger as a pooling-of-interests for accounting and financial reporting purposes.

               8.3.5 APPROVAL OF PINNACLE'S SHAREHOLDERS. This Plan of Merger is not approved by the requisite vote of Pinnacle's shareholders at the Shareholders' Meeting.

               8.3.6 OCCURRENCE OF A FIDUCIARY EVENT. At any time after there has occurred a Fiduciary Event.

               8.3.7 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Pinnacle.

     8.4 PINNACLE'S RIGHTS TO TERMINATE. By the board of directors, or a duly authorized committee thereof, of Pinnacle under any of the following circumstances:

               8.4.1 UPSET CONDITION. If the Upset Condition exists in accordance with Section 2.2 (UPSET PROVISION) during the time period provided for in such Section.

               8.4.2 OLD KENT DISCLOSURE STATEMENT. The cumulative effect of any exceptions to Old Kent's representations and warranties or any other information set forth in the Old Kent Disclosure Statement would have a Material Adverse Effect on Old Kent; PROVIDED, that Pinnacle notifies Old Kent of such abandonment and termination not later than 6 p.m. on April 2, 1999, assuming Pinnacle's timely receipt of the Old
     Kent Disclosure Statement as provided under this Plan of Merger.

               8.4.3 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VII have not been met or waived by Pinnacle at such time as such condition can no longer be satisfied notwithstanding Pinnacle's best efforts to comply with those covenants given by Pinnacle in this Plan of Merger.

               8.4.4 APPROVAL OF PINNACLE'S SHAREHOLDERS. This Plan of Merger is not approved by the requisite vote of Pinnacle's shareholders at the Shareholders' Meeting and Pinnacle's board of directors has advised Old Kent that it does not believe that such vote can be obtained through reasonable further efforts.

               8.4.5 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Old Kent.

     8.5 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger by either Pinnacle or Old Kent as provided in this Article, this Plan of Merger shall forthwith become void and have no effect, and none of Pinnacle's, Old Kent's, any of their respective subsidiaries, or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby (other than the Option Agreement), except that (a) the Option Agreement and Sections 5.14 (CONFIDENTIALITY), 8.5 (EFFECT OF TERMINATION),
9.2 (NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS), and 9.4 (EXPENSES), shall survive any termination of this Plan of Merger, and
(b) notwithstanding anything to the contrary contained in this Plan of Merger, neither Pinnacle nor Old Kent shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Plan of Merger.


                        ARTICLE IX - MISCELLANEOUS

     Subject to the terms and conditions of this Plan of Merger, Old Kent and Pinnacle further agree as follows:

     9.1 "MATERIAL ADVERSE EFFECT" DEFINED. As used in this Plan of Merger, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Old Kent and its subsidiaries, taken as a whole, or, as the case may be, Pinnacle and the Pinnacle Banks, taken as a whole; or (b) the ability of Old Kent or Pinnacle, as the case may be, to satisfy the applicable closing conditions or consummate the Merger or perform its obligations under the Option Agreement. Notwithstanding the above, the impact of the following shall not be included in any determination of a Material Adverse Effect: (a) changes in GAAP, generally applicable to financial institutions and their holding companies, however, excluding from this exception any material change to pooling-of-interests accounting rules; (b) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party; (c) changes in economic conditions (including changes in the level of interest rates) generally affecting financial institutions; and (d) fees and expenses reasonably related to this transaction (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions).

     9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, covenants, and agreements in this Plan of Merger or in any other agreement or instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for the Option Agreement, Pinnacle Affiliate Agreements, Employment Amendments, and those covenants and agreements


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
contained herein and therein that, by their terms, apply or are to be performed in whole or in part after the Effective Time.

     9.3 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Old Kent and Pinnacle, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

     9.4 EXPENSES. Except as otherwise provided in this Plan of Merger, Pinnacle and Old Kent shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of all filing fees pertaining to the Registration Statement shall be paid by Old Kent. The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by Pinnacle.

     9.5 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of Pinnacle, the Pinnacle Banks, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

     9.6 JURISDICTION; VENUE; JURY. Old Kent and Pinnacle each agree to the jurisdiction and venue of any state or federal court located in Kent County, Michigan. Old Kent and Pinnacle each hereby waive their right to a trial by jury.

     9.7 WAIVER. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

     9.8 NOTICES. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given if delivered or sent and received by a fax

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
transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

IF TO OLD KENT:                     WITH A COPY TO:

Old Kent Financial Corporation      Warner Norcross & Judd LLP
Attention:   Mary E. Tuuk,          Attention:  Gordon R. Lewis
Senior Vice President and Legal     900 Old Kent Building
Coordinator                         111 Lyon Street, N.W.
111 Lyon Street, N.W., Suite 100    Grand Rapids, Michigan 49503-2489
Grand Rapids, Michigan 49503

Facsimile:  (616) 771-4698          Facsimile:  (616) 752-2500
Telephone:  (616) 771-5272          Telephone:  (616) 752-2000

IF TO PINNACLE:                     WITH A COPY TO:

Pinnacle Banc Group, Inc.           Burke, Warren, MacKay & Serritella, P.C.
Attention:   John J. Gleason, Jr.   Attention:  Richard W. Burke
Vice Chairman and Chief Executive   IBM Plaza, 22nd Floor
Officer                             330 North Wabash Avenue
2215 York Road, Suite 306           Chicago, Illinois 60611-3607
Oak Brook, Illinois 60523

Facsimile:  (630) 571-3012          Facsimile:  (312) 840-7900
Telephone:  (630) 574-3550          Telephone:  (312) 840-7000

     9.9 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws.

     9.10 ENTIRE AGREEMENT. This Plan of Merger supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the agreements and documents referred to in this Plan of Merger) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; except for matters set forth in any written instrument concurrently or contemporaneously executed by the parties. Neither party may assign any of its rights or obligations under this Plan of Merger to any other person.

     9.11 THIRD PARTY BENEFICIARIES. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Old Kent and Pinnacle and their respective successors. Nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than Old Kent and Pinnacle any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

     9.12 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     9.13 FURTHER ASSURANCES; PRIVILEGES. Either party to this Plan of Merger shall, at the request of the other party, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

     9.14 HEADINGS, ETC. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

     9.15  CALCULATION OF DATES AND DEADLINES.   Unless otherwise
specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Grand Rapids, Michigan.

     9.16 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.

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                                      -63-

          In Witness Whereof, the undersigned parties have duly executed and acknowledged this Plan of Merger as of the date first written above.


                              Old Kent Financial Corporation


                              By /S/ MARK F. FURLONG
                                 Mark F. Furlong,
                                 Executive Vice President


                              Pinnacle Banc Group, Inc.


                              By /S/ JOHN J. GLEASON, JR.
                                 John J. Gleason, Jr., Vice Chairman
                                 and Chief Executive Officer






























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